Exhibit 99.1

WONHE MULTIMEDIA COMMERCE LIMITED AND ITS CONTROLLED ENTITIES
ABN 71 607 288 755

Financial Report for the Year Ended
31 December 2016

WONHE MULTIMEDIA COMMERCE LIMITED

TABLE OF CONTENTS

Table of Contents

DIRECTORS’ REPORT	1
AUDITOR'S INDEPENDENCE DECLARATION	15
CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME	16
CONSOLIDATED STATEMENT OF FINANCIAL POSITION	17
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY	18
CONSOLIDATED STATEMENT OF CASH FLOWS	19
NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS	20
DIRECTORS’ DECLARATION	45
INDEPENDENT AUDIT REPORT	46
SHAREHOLDER INFORMATION	50
CORPORATE DIRECTORY	52

WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

The Directors of Wonhe Multimedia Commerce Limited (the “Company”) submit herewith the Financial Report on the Company and its controlled entities (the “Group”) for the financial year ended 31 December 2016.

To comply with the provisions of the Corporations Act 2001, the Directors report as follows:

Directors

Details of the Directors of the Company in office at any time during or since the end of the financial year and at the date of this report are:

Mr Qing Tong	Executive Chairman

Experience and qualifications

Qing Tong holds the chairman position within the WONHE group of companies.

Qing Tong holds a Bachelor of Arts from Hubei University. Mr Qing Tong acted as the Marketing Director of Zhongshan Cordyceps Products Co., Ltd from 1996 to April 1998, and served as the Manager of Guangdong Xingbao Group from October 1998 to June 2000. He has acted as the Director of Wonhe International Holdings Group Co. Ltd and overseen its international venture capital investment from August 2000 to June 2010, and has served as a Director of Shenzhen WONHE since January 2011.

Mr Qing Tong has a wealth of practical experience in capital investment and capital raising, enterprise management, marketing and team-building.

Other Directorships in listed entities:	None

Former Directorships in listed entities in last 3 years:	None

Interests in shares and options

35,823,600 ordinary shares.

Mr Qing Tong holds 100% of the shares of Wonhe International Holdings Group Co. Ltd which holds 33,750,000 ordinary shares in the Company. Mr Qing Tong also holds 1,500,000 shares in WONHE High-Tech International Inc. (being a 2.56% of the issued share capital of WONHE High-Tech International Inc.). World Win International Holding Ltd, which holds shares in the Company, is a wholly owned subsidiary of WONHE High-Tech International. Therefore, Mr Qing Tong holds an indirect interest in 2,073,600 shares in the Company that are held by World Win.

Mr Nanfang (Jack) Tong	Executive Director

Experience and qualifications

Nanfang (Jack) Tong is the Chief Executive Officer of the WONHE Group’s operating company, Shenzhen WONHE.

Jack Tong holds a Bachelor Degree with an Applied Electronics major from Huazhong Technology University. From 2004 to 2009, Mr Tong held the post of General Manager in Zhongshanyinli Auto Equipment Co, a major supplier of automatic teller machines to banks. From 2009 to 2010, Mr Tong held the position of Administrative Assistant General Manager at Zhongshanyinli Auto Equipment Co. He has also acted as Technical Manager, Service Manager, Sales Director and General Manager of several information technology companies in the PRC.

Jack Tong has a deep understanding of computer technology and enterprise management and has a strong sense of innovation, profound insight and decisive decision-making ability.

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WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

Other Directorships in listed entities:	None

Former Directorships in listed entities in last 3 years:	None

Interests in shares and options

2,300,400 ordinary shares

Mr Nanfang (Jack) Tong holds 1,659,369 shares in WONHE High-Tech International Inc. (being 2.84% of the issued share capital of WONHE High-Tech International). World Win, which holds shares in the Company, is a wholly owned subsidiary of WONHE High-Tech International. Therefore, Mr Nanfang (Jack) Tong holds an indirect interest in 2,300,400 shares in the Company that are held by World Win.

Mr Jun Li	Non-Executive Director

Experience and qualifications:

Mr Jun Li graduated from Shanxi Normal University with a Bachelor Degree in Foreign Languages before obtaining a Master’s Degree in International Business Finance from Touro College, New York. Mr Li served as a principal staff member at the Bank of China’s International Settlement Division and a Deputy General Manager of the International Business Department of Shenzhen CITIC Industrial Bank before moving to Singapore to serve as general manager of Turus Jaya Resources Pte Ltd and Refco (Singapore) Pte Ltd, where he supervised commodity financing. After serving as President of Compo International Inc, where he developed export strategy techniques, he joined Moneylink Inc, where he negotiated investment of mezzanine funds in Chinese real-estate projects.

He has previously participated in Initial Public Offerings of Chinese companies in the United States and has considerable experience in cross-border finance, international marketing and project management.

Other Directorships in listed entities:	None

Former Directorships in listed entities in last 3 years:	None

Interests in shares and options	None

Mr Raymond Lim	Non-Executive Director

Experience and qualifications:

Raymond is an Australian based Non-Executive Director. Raymond holds qualifications in Accounting, Finance and Law and holds dual qualifications as a Chartered Accountant and solicitor. Raymond is a Chartered Tax Adviser of the Taxation Institute of Australia, a member of the Law Society’s Elder Law and Succession Committee, Institute of Chartered Accountants and a full member of the Society of Trust and Estate Practitioners.

Raymond also holds a diploma in Chinese Law and Mandarin, Cantonese and Hokkien.

Other Directorships in listed entities:	None

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WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

Former Directorships in listed entities in last 3 years:	None

Interests in Shares and options	10,000 ordinary shares

Mr Francesco Cannavo	Non-Executive Director

Experience and qualifications:

Francesco Cannavo is a Non-Executive Director based in Australia.

Francesco is an experienced public company Director with significant business and investment experience working with exploration companies in the mining industry and information technology companies. Francesco has been instrumental in assisting several listed and unlisted companies. Francesco has been instrumental in assisting several listed and unlisted companies achieve their growth strategies through the raising of investment capital and the acquisition of assets.

Francesco is an entrepreneur with a strong network of investors and industry contacts in the public company sector in Australia and Asia, and has extensive experience in capital raisings, investment activities and IPO’s.

Other Directorships in listed entities:	None

Former Directorships in listed entities in last 3 years:	GBM Resources Ltd (ASX: GBZ, resigned 25 November 2015)

Interests in shares and options	None

Company Secretaries

Mr J Stedwell	Company Secretary

Experience and qualifications:

Justyn Stedwell is a professional Company Secretary, with over 9 years’ experience as a Company Secretary of ASX-listed companies in various industries including biotechnology, agriculture, mining and exploration, information technology and telecommunications.

Justyn’s qualifications include a Bachelor of Commerce (Economics and Management) from Monash University, a Graduate Diploma of Accounting at Deakin University and a Graduate Diploma in Applied Corporate Governance at the Governance Institute of Australia.

He is currently Company Secretary at several ASX-listed companies, including Axxis Technology Group (ASX: AYG), Motopia Ltd (ASX: MOT), Rhinomed (ASX: RNO), Imugene Ltd (ASX: IMU), Australian Natural Proteins Ltd (ASX: AYB), Rectifier Technologies Ltd (ASX: RFT), Lanka Graphite Ltd (ASX: LGR) and WINHA Commerce and Trade International Ltd (WQW).

Meeting of Directors

The following table sets out the number of meetings of the Company’s Directors during the year ended 31 December 2016 and the number of meetings attended by each Director.

DIRECTOR	BOARD MEETING
	Held	Attended
Mr Qing Tong	4	4
Mr Nanfang (Jack) Tong	4	4
Mr Jun Li	4	1
Mr Raymond Lim	4	4
Mr Francesco Cannavo	4	4

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WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

Principal Activities

Wonhe Multimedia Commerce Ltd was incorporated 27 July 2015. In August 2015, through a Share Sale Agreement with World Win International Holding Ltd (“World Win”), the Company acquired 100% of the shares in Kuayu International Holdings Group Ltd (“Kuayu”), a company incorporated in Hong Kong and which owns and operates the WONHE business in China via its Chinese subsidiaries.

The WONHE operating subsidiary company is Shenzhen WONHE Technology Co., Ltd (“Shenzhen WONHE”), a company incorporated in China. Shenzhen WONHE derives revenues from the sale of the Commercial Routers, receives a commission from the retail sales to users who purchase products from a retailer via the WONHE App and derives revenue from targeted advertisements. Shenzhen WONHE also owns the user data that is compiled and aggregated from its Commercial Routers.

The WONHE business operates solely within the People’s Republic of China.

Operating Results and Financial Position

During the period the Group made a profit of $13.598 million after a tax expense of $2.414 million. The result for the year includes a finance charge of $2.720 million arising from the discounting for risk factors of the loan to Guangdong Kesheng Enterprise Co., Ltd.

As a result of operations and its investment in the Project the Group’s net assets have increased to $64.976 million (2015: $53.018 million). Current assets increased to $60.876 million (2015: $54.419 million, with gross assets increasing to $82.864 million (2015: $66.054 million). The Group generated $1.577 million in cash from operations, with cash and cash equivalents decreasing in total during the year to $38.672 million (2015: $49.644million).

During the current year, Shenzhen WONHE entered into an agreement entitled “Wireless Network Coverage Project in Beijing Area” with Guangdong Kesheng Enterprise Co., Ltd (“Guangdong Kesheng”). The agreement initially contemplated that the two parties would work together to develop a wireless network in certain designated areas of Beijing. The commercial purpose of the network was to serve as a vehicle for advertising and marketing, with revenue to be shared between Shenzhen WONHE and Guangdong Kesheng. The agreement was subsequently varied, and Shenzhen WONHE no longer participates in the construction of the project. Rather, the company has agreed to supply routers and have its investments into the Project repaid in three equal instalments with the unpaid proportion accruing interest at a rate of 4.75% pa. The future repayments were discounted back to present value using a 20% discount rate, which resulted in the recognition of a finance expense of $2.720 million.

Wireless Network Coverage Project in Beijing Area

As noted above, Shenzhen WONHE entered into an agreement entitled “Wireless Network Coverage Project in Beijing Area” with Guangdong Kesheng. The commercial purpose of the network will be to serve as a vehicle for advertising and marketing, with revenue to be shared between Shenzhen WONHE and Guangdong Kesheng. The agreement was varied on 5 December 2016.

Under the variation, Shenzhen WONHE has ceased its participation in the construction and operation of the wireless network, and its commitment to develop the data systems used by the network, effective on 1 December 2016. Consequently, the company is released from its obligation to contribute capital in 2017 and 2018, and will no longer be entitled to fixed amount payments and any profit distributions.

Also under the varied agreement, Shenzhen WONHE will continue to supply 36,300 routers to Guangdong Kesheng for RMB1,800 each throughout the period to December 2017. As of 30 November 2016, Shenzhen WONHE had contributed, by way of cash payments, the supply of equipment and engineering construction services, and the network from the Tongzhou District pilot project, a total contribution valued at RMB175,755,641 ($35.164 million).

Under the variation agreement, Shenzhen WONHE’s contribution of RMB175,755,641 ($35.164 million) will be repaid by Guangdong Kesheng, together with interest of 4.75% per annum from 1 December 2016 in three equal instalments with the first instalment due of 31 December 2017. The total amount payable to Shenzhen WONHE will be RMB192,452,427 ($38.510 million at rates prevailing at 31 December 2016). The fair value of the loan receivable at 31 December 2016 was estimated as $32.444 million.

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WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

Dividends

During the year, the Company paid an interim dividend of 0.4857 cents per share. The dividend was paid on 31 October 2016. Subsequent to the year end the Company has announced a final dividend of 0.5882 cents per share, to be paid on 31 May 2017.

Significant Change in State of Affairs

Other than the agreement to vary the Group’s participation in the Wireless Network In Beijing Project, as outlined above, there were no other significant changes in the state of affairs of the Group during the financial year.

After Balance Date Events

Dividend

On 1 March 2017, the Company announced that it would be paying a dividend of 0.5882 cents per share, to be paid on 31 May 2017.

Other

Other than the above the Board is not aware of any matter or circumstance not otherwise dealt with in these financial statements that has significantly or may significantly affect the operation of the Group, the results of those operations, or the state of affairs of the Group in subsequent financial years.

Future Developments

The Group’s strategic focus remains: -

-	Sale and distribution of the Home Media Centre, Commercial Router and Domestic Router products throughout the China market through Shenzhen WONHE;

-	Growing the distribution network of the Home Media Centre, Commercial Router and Domestic Router products throughout the China market;

-	Promotion and marketing of the Home Media Centre, Commercial Router and Domestic Router products and other products sold by the WONHE business; and

-	The Group will continue to supply routers to the Wireless Network Coverage Project in Beijing Area in 2017.

Business Risk

The material risks faced by the Group that are likely to influence the financial prospects of the Group, and how the Group manages these risks include: -

1.	Economic Conditions

The Group’s revenues may be negatively influenced by changes in regional or local economic variables and consumer confidence in China. Unemployment rates, levels of personal disposable income and regional or local economic conditions may adversely affect consumer spending, decreasing demand for the WONHE products. Based on the views of prominent economic commentators, the Directors do not anticipate any significant slowdown in the current market economies, but are continuing to investigate the potential of the Group to expand sales into emerging economies and to diversify into other products.

2.	Technological Obsolescence

Given the rapidly changing environment in which the Group operates, this could have an impact on the Group’s financial results. The Group addresses this risk through investment in research and development and by constantly monitoring market trends and developments. With competitors constantly seeking to enter the market with improved designs, this risk is likely to increase in the future.

3.	The Company is exposed to various economic, environmental and social sustainability risks. The Company has adopted a Risk Management Policy to assist with management of these risks, which is available on the Company’s website.

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WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

Indemnity and Insurance of Officers

The Company has indemnified the directors and executives of the Company for costs incurred, in their capacity as a director or executive, for which they may be held personally liable, except where there is a lack of good faith. During the financial year, the Company paid a premium in respect of a contract to insure the directors and officers of the Company against a liability to the extent permitted by the Corporations Act 2001. The contract of insurance prohibits disclosure of the nature of liability and the amount of the premium.

Indemnity and Insurance of Auditor

The Company has not, during or since the financial year, indemnified or agreed to indemnify the auditor of the Company or any related entity against a liability incurred by the auditor. During the financial year, the Company has not paid a premium in respect of a contract to insure the auditor of the Company or any related entity.

Environmental Regulations

The operations of the Group in Australia and PRC are not subject to any particular or significant environmental regulation under a law of the Commonwealth or of a State or Territory in Australia or PRC.

Shares under Option or Issued on Exercise of Options

The Company has no shares under option. No shares were issued during the year upon the exercise of options.

Proceedings on Behalf of the Company

No person has applied for leave of the Court under Section 327 of the Corporations Act 2001 to bring proceedings on behalf of the Company or intervene in any proceedings to which the Company is a party for the purpose of taking responsibility on behalf of the Company for all or any part of those proceedings. The Company was not a party to any proceedings during the year.

REMUNERATION REPORT (AUDITED)

The remuneration report, which has been audited, outlines the Director and executive remuneration arrangements for the Group, in accordance with the requirements of the Corporations Act 2001 and its Regulations.

A. Principles Used to Determine the Nature and Amount of Remuneration

The performance of the Group depends upon the quality of its Directors and Executives. To prosper, the Company must attract, motivate and retain highly skilled Directors and Executives. To that end, the Company embodies the following principles in its remuneration framework:

●	Provide competitive rewards to attract high calibre executives;

●	Focus on creating sustained shareholder value;

●	Placing a portion of executive remuneration at risk, dependent upon meeting predetermined performance benchmarks; and

●	Differentiation of individual rewards commensurate with contribution to overall results and according to individual accountability, performance and potential.

The Board’s policy for determining the nature and amount of remuneration for Key Management Personnel (“KMP”) for the Group is based on the following: -

-	The remuneration policy is to be developed and approved by the Board after professional advice is sought from independent external consultants (where applicable).

-	All KMP receive a base salary (which is based on factors such as length of service and experience), superannuation, fringe benefits and performance incentives.

-	Performance incentives (in the form of a cash bonus) are generally only paid once predetermined key performance indicators (KPIs) have been met.

-	No share based/options incentives are offered to KMP.

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WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

-	The Board, which also serves as the remuneration committee, reviews the remuneration packages annually by reference to the Group’s performance, executive performance and comparable information from industry sectors.

All remuneration paid to KMP is valued at the cost to the Group and expensed.

KMP or closely related parties of KMP are prohibited from entering hedge arrangements that would have the effect of limiting the risk exposure relating to their remuneration. In addition, the Board’s remuneration policy prohibits Directors and KMP from using the company’s shares as collateral in any financial transaction.

Engagement of remuneration consultants

During the year, the Company did not engage any remuneration consultants.

Remuneration Structure

The structure of Non-Executive Director, Executive Director and Senior Manager remuneration is separate and distinct.

Non-Executive Director Remuneration

The Board’s policy is to remunerate Non-Executive Directors at market rates for time, commitment and responsibilities. The Board determines payments to the non-executive directors and reviews their remuneration annually, based on market practice, duties and accountability. Independent external advice is sought when required. The maximum aggregate amount of fees that can be paid to Non-Executive Directors is subject to approval by shareholders.

Each Director receives a fee for being a Director of the Company.

Senior Management and Executive Director Remuneration

The Company aims to reward Executives with a level and mix of remuneration commensurate with their position and responsibilities within the Company to:

■	Reward Executives for company, business unit and individual performance against targets set by reference to appropriate benchmarks;

■	Align the interests of Executives with those of shareholders;

■	Link reward with the strategic goals and performance of the Company;

■	Ensure total remuneration is competitive by market standards; and

■	Executive remuneration is designed to support the Company’s reward philosophies and to underpin the Company’s growth strategy. The program comprises the following available components:

●	Fixed remuneration component

●	Variable remuneration component including cash bonuses paid.

Fixed Remuneration

The level of fixed remuneration is set to provide a base level of remuneration which is both appropriate to the position and is competitive in the market. The fixed (primary) remuneration is provided in cash.

Variable Remuneration

The performance of KMP is measured against criteria agreed annually with each Executive. All bonuses and incentives must be linked to predetermined performance criteria. The policy is designed to attract the highest calibre of executives and reward them for performance results leading to long-term growth in shareholder wealth.

The objective of the STl program is to link the achievement of the Company’s operational targets with the remuneration received by the executives charged with meeting those targets. The total potential STI available is set at a level to provide sufficient incentive to achieve the operational targets and such that the cost to the Company is reasonable.

Actual STI payments granted depend on the extent to which specific operating targets are met. The operational targets consist of a number of Key Performance Indicators (KPIs) covering both financial and non-financial measures of performance.

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WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

On an annual basis, the individual performance of each executive is rated and taken into account when determining the amount, if any, of the short-term incentive pool allocated to each executive. The aggregate of annual STI payments available for executives across the Company are usually delivered in the form of a cash bonus.

B. Details of Remuneration

Details of the remuneration of the Directors, other key management personnel (defined as those who have the authority and responsibility for planning, directing and controlling the major activities of the Group) are set out in the following tables.

Key Management Personnel - Directors and Executives

The key management personnel (“KMP”) of the Group consisted of the following Directors and executives:

Position
Non-Executive Directors
Jun Li	Non-Executive Director
Frank Cannavo	Non-Executive Director
Raymond Lim	Non-Executive Director

Executive Directors
Qing Tong	Executive Chairman
Nanfang (Jack) Tong	Executive Director

Executives
Justyn Stedwell	Company Secretary
Jingwu Li	Chief Financial Officer
Gang Xiong	Chief Technology Officer
Jianbo Qiu	Customer Service Manager
Fen Chen	Finance Manager

Key Management Personnel – Service Agreements

Qing Tong and Nanfang (Jack) Tong

The key terms of Mr Qing Tong’s and Mr Nanfang (Jack) Tong’s Employment Agreements with Shenzhen WONHE are the same, and the key terms are as follows: -

●	Mr Tong shall be employed for a 36 month term;

●	Mr Tong’s working hours shall be eight hours per day, five days a week, and shall be entitled to holidays and leave as stipulated by the PRC labour department;

●	Mr Nanfang (Jack) Tong shall be paid a basic salary of RMB121,000 per annum and also be entitled to social security premiums, and medical benefits;

●	Mr Qing Tong shall be paid a basic salary of RMB145,000 per annum and also be entitled to social security premiums, and medical benefits;

●	The agreement shall be terminated by mutual consent;

●	Mr Tong shall also be entitled to terminate the agreement in the case of failure of Shenzhen WONHE to pay Mr Tong’s salary in a timely manner, failure by Shenzhen WONHE to comply with applicable laws or in other circumstances contemplated by related laws, administrative rules and regulations;

●	Shenzhen WONHE may terminate the agreement immediately if Mr Tong seriously violates rules and regulations, seriously neglects his duties or engages in graft, engages in work with another employer which detrimentally impacts his work performance with Shenzhen WONHE or Mr Tong is charged with a criminal offence;

●	Shenzhen WONHE may terminate the agreement with 30 days’ notice if Mr Tong is seriously sick or injured (such injury being sustained outside of his employment duties) which adversely affects his ability to perform his role, Shenzhen WONHE needs to lay off more than 20 employees, or the basis for the contract has greatly changed such that the contract can no longer be carried out;

●	If a dispute occurs, it shall be resolved through consultation, or, failing this, shall be mediated through the Labour Union, Committee of Labour or Labour Dispute Arbitration Committee.

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WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

Fen Chen

The key terms of Ms Chen’s Employment Agreement with Shenzhen WONHE are as follows: -

●	Ms Chen was initially employed for a 36 month term, commencing November 2013. Ms Chen’s employment was extended in November 2016;

●	Ms Chen’s working hours shall be eight hours per day, five days a week, and shall be entitled to statutory holidays, marriage leave, maternity leave, funeral leave and such leave as stipulated by the PRC labour department;

●	Ms Chen shall be paid a basic salary of RMB2,300 per month;

●	The agreement shall be terminated by mutual consent;

●	Ms Chen shall also be entitled to terminate the agreement in the case of failure of Shenzhen WONHE to pay Ms Chen’s salary in a timely manner, failure by Shenzhen WONHE to comply with applicable laws or in other circumstances contemplated by related laws, administrative rules and regulations;

●	Shenzhen WONHE may terminate the agreement immediately if Ms Chen seriously violates rules and regulations, seriously neglects his duties or engages in graft, engages in work with another employer which detrimentally impacts his work performance with Shenzhen WONHE or Ms Chen is charged with a criminal offence;

●	Shenzhen WONHE may terminate the agreement with 30 days’ notice if Ms Chen is seriously sick or injured (such injury being sustained outside of his employment duties) which adversely affects his ability to perform his role, Shenzhen WONHE needs to lay off more than 20 employees, or the basis for the contract has greatly changed such that the contract can no longer be carried out;

●	If a dispute occurs, it shall be resolved through consultation, or, failing this, shall be mediated through the Labour Union, Committee of Labour or Labour Dispute Arbitration Committee.

Gang Xiong

The key terms of Gang Xiong’s Employment Agreements with Shenzhen WONHE are as follows: -

●	Mr Xiong shall be employed for a 36 month term, commencing April 2015;

●	Mr Xiong’s working hours shall be eight hours per day, five days a week, and shall be entitled to statutory holidays, marriage leave, maternity leave, funeral leave and such leave as stipulated by the PRC labour department;

●	Mr Xiong shall be paid a basic salary of RMB6,000 per month;

●	The agreement shall be terminated by mutual consent;

●	Mr Xiong shall also be entitled to terminate the agreement in the case of failure of Shenzhen WONHE to pay Mr Xiong’s salary in a timely manner, failure by Shenzhen WONHE to comply with applicable laws or in other circumstances contemplated by related laws, administrative rules and regulations;

●	Shenzhen WONHE may terminate the agreement immediately if Mr Xiong seriously violates rules and regulations, seriously neglects his duties or engages in graft, engages in work with another employer which detrimentally impacts his work performance with Shenzhen WONHE or Mr Xiong is charged with a criminal offence;

●	Shenzhen WONHE may terminate the agreement with 30 days’ notice if Mr Xiong is seriously sick or injured (such injury being sustained outside of his employment duties) which adversely affects his ability to perform his role, Shenzhen WONHE needs to lay off more than 20 employees, or the basis for the contract has greatly changed such that the contract can no longer be carried out;

●	If a dispute occurs, it shall be resolved through consultation, or, failing this, shall be mediated through the Labour Union, Committee of Labour or Labour Dispute Arbitration Committee.

Jianbo Qiu

The key terms of Jianbo Qiu’s Employment Agreements with Shenzhen WONHE are as follows: -

●	Mr Qiu shall be employed for a 36 month term, commencing May 2015;

●	Mr Qiu’s working hours shall be eight hours per day, five days a week, and shall be entitled to statutory holidays, marriage leave, maternity leave, funeral leave and such leave as stipulated by the PRC labour department;

●	Mr Qiu shall be paid a basic salary of RMB5,500 per month;

●	The agreement shall be terminated by mutual consent;

●	Mr Qiu shall also be entitled to terminate the agreement in the case of failure of Shenzhen WONHE to pay Mr Qiu’s salary in a timely manner, failure by Shenzhen WONHE to comply with applicable laws or in other circumstances contemplated by related laws, administrative rules and regulations;

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WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

●	Shenzhen WONHE may terminate the agreement immediately if Mr Qiu seriously violates rules and regulations, seriously neglects his duties or engages in graft, engages in work with another employer which detrimentally impacts his work performance with Shenzhen WONHE or Mr Qiu is charged with a criminal offence;

●	Shenzhen WONHE may terminate the agreement with 30 days’ notice if Mr Qiu is seriously sick or injured (such injury being sustained outside of his employment duties) which adversely affects his ability to perform his role, Shenzhen WONHE needs to lay off more than 20 employees, or the basis for the contract has greatly changed such that the contract can no longer be carried out;

●	If a dispute occurs, it shall be resolved through consultation, or, failing this, shall be mediated through the Labour Union, Committee of Labour or Labour Dispute Arbitration Committee.

Jingwu Li

The key terms of Jingwu Li’s Employment Agreements with Shenzhen WONHE are as follows: -

●	Mr Li shall be employed for a 36 month term, commencing May 2015;

●	Mr Li’s working hours shall be eight hours per day, five days a week, and shall be entitled to statutory holidays, marriage leave, maternity leave, funeral leave and such leave as stipulated by the PRC labour department;

●	Mr Li shall be paid a basic salary of RMB6,000 per month;

●	The agreement shall be terminated by mutual consent;

●	Mr Li shall also be entitled to terminate the agreement in the case of failure of Shenzhen WONHE to pay Mr Li’s salary in a timely manner, failure by Shenzhen WONHE to comply with applicable laws or in other circumstances contemplated by related laws, administrative rules and regulations;

●	Shenzhen WONHE may terminate the agreement immediately if Mr Li seriously violates rules and regulations, seriously neglects his duties or engages in graft, engages in work with another employer which detrimentally impacts his work performance with Shenzhen WONHE or Mr Li is charged with a criminal offence;

●	Shenzhen WONHE may terminate the agreement with 30 days’ notice if Mr Li is seriously sick or injured (such injury being sustained outside of his employment duties) which adversely affects his ability to perform his role, Shenzhen WONHE needs to lay off more than 20 employees, or the basis for the contract has greatly changed such that the contract can no longer be carried out;

●	If a dispute occurs, it shall be resolved through consultation, or, failing this, shall be mediated through the Labour Union, Committee of Labour or Labour Dispute Arbitration Committee.

Directors Service Agreement – Qing Tong and Nanfang (Jack) Tong

The Company has entered into a Directors’ Service Agreement with both Qing Tong and Nanfang (Jack) Tong. Pursuant to such agreement, Qing Tong shall be entitled to directors’ fees of $1 per annum as both are already employed by Shenzhen WONHE.

Directors Service Agreement – Raymond Lim, Frank Cannavo and Jun Li

The Company has entered into a Directors’ Service Agreement with each of the named directors. Pursuant to such agreement, each of the named directors shall be entitled to directors’ fees of $40,000 plus superannuation per annum. During the current year, Mr Li received no payments from the Group. Mr Lim and Mr Cannavo invoiced their fees to the Company, including additional fees for consulting services where appropriate.

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WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

Details of Remuneration for the Year ended 31 December 2016

The individual remuneration for key management personnel of the Group receiving the highest remuneration during the year was as follows:

	SHORT TERM EMPLOYMENT BENEFITS			POST EMPLOYMENT	TOTAL
	Cash Salary and Fees	Leave provision	Cash Bonus	Superannuation Contributions
	$	$		$	$
Non – Executive Directors
Jun Li	-	-	-	-	-
Frank Cannavo	48,530	-	-	-	48,530
Raymond Lim	45,077	-	-	-	45,077
Sub-Total	93,607	-	-	-	93,607
Executive Directors
Qing Tong *	44,402	-	-	-	44,402
Nanfang (Jack) Tong *	39,264	-	-	-	39,264
Sub-Total	83,666	-	-	-	83,666
Other KMP
Justyn Stedwell	29,209	-	-	-	29,209
Jingwu Li *	19,602	-	-	-	19,602
Gang Xiong *	23,507	-	-	-	23,507
Jianbo Qiu *	20,446	-	-	-	20,446
Fen Chen *	18,462	-	-	-	18,462
Sub-Total	111,226	-	-	-	111,226

Total	288,499				288,499

* Amounts paid in RMB, and translated at average rates for the year

Details of Remuneration for the Period ended 31 December 2015

The individual remuneration for key management personnel of the Group receiving the highest remuneration during the year was as follows:

	SHORT TERM EMPLOYMENT BENEFITS		POST EMPLOYMENT	TERMINATION BENEFITS	TOTAL
	Cash Salary and Fees	Cash Bonus	Superannuation Contributions	Cash
	$	$	$	$	$
Non – Executive Directors
Jun Li	1,096	-	104	-	1,200
Frank Cannavo	1,096	-	104	-	1,200
Raymond Lim	1,096	-	104	-	1,200
Sub-Total	3,288	-	312	-	3,600
Executive Directors
Qing Tong *	15,007	-	-	-	15,007
Nanfang (Jack) Tong *	13,424	-	-	-	13,424
Sub-Total	28,431	-	-	-	28,431
Other KMP
Justyn Stedwell	-	-	-	-	-
Jingwu Li	7,890	-	-	-	7,890
Gang Xiong	8,287	-	-	-	8,287
Jianbo Qiu	7,224	-	-	-	7,224
Fen Chen	6,502	-	-	-	6,502
Sub-Total	29,903	-	-	-	29,903

	61,622	-	312	-	61,934

* Amounts paid in RMB, and translated at average rates for the year

11

WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

Bonuses included in remuneration

No bonuses or performance related payments were made during 2016 and 2015.

C. Share Based Compensation

No new shares or options were issued to Directors and other key management personnel as part of compensation during the year ended 31 December 2016 (2015: Nil).

There was no share based payments as part of remuneration during the year ended 31 December 2016 (2015: Nil).

D. Additional Information

The remuneration policy has been tailored to increase goal congruence between shareholders, directors and executives. The chosen method to achieve this aim is being a performance-based bonus based on KPIs. The Company believes this policy will be effective in increasing shareholder wealth. The earnings of the Group for the reporting periods to 31 December 2016 are summarised below, along with details that are considered to be factors in shareholder returns:

	31 Dec 2016 $000	31 Dec 2015 $000

Revenue	66,775	22,116
Net profit after tax	13,598	5,978

Share price at period end $	$0.15	$0.48
Dividend - Interim (cents per share)	0.4857	Nil
Dividend – Final (cents per share)	0.5882	Nil

E. Additional Information in relation to key management personnel shareholdings

Ordinary shares held in Wonhe Multimedia Commerce Limited (number) 31 December 2016	Balance 1 January 2016	Issued as Remuneration	Share buy back	Other changes	Balance 31 December 2016
Directors
Jun Li	-	-	-	-	-
Frank Cannavo	-	-	-	-	-
Raymond Lim	10,000	-	-	-	10,000
Qing Tong (1)	35,823,500	-	-	-	35,823,500
Nanfang (Jack) Tong (2)	2,300,400	-	-	-	2,300,400
Other KMP
Justyn Stedwell	10,000	-	-	-	10,000
Jingwu Li	2,000,000	-	-	-	2,000,000
Gang Xiong	-	-	-	-	-
Jianbo Qiu	-	-	-	-	-
Fen Chen	-	-	-	-	-
	40,143,900	-	-	-	40,143,900

(1)	Mr Qing Tong holds 100% of the shares of Wonhe International Holdings Group Co. Ltd which holds 33,750,000 ordinary shares in the Company.

Mr Qing Tong also holds 1,500,000 shares in WONHE High-Tech International (being a 2.56% of the issued share capital of WONHE High-Tech International). World Win, which holds shares in the Company, is a wholly owned subsidiary of WONHE High-Tech International. Therefore, Mr Qing Tong holds an indirect interest in 2,073,600 shares in the Company that are held by World Win.

12

WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

(2)	Mr Nanfang (Jack) Tong holds 1,659,369 shares in WONHE High-Tech International (being 2.84% of the issued share capital of WONHE High-Tech International). World Win, which holds shares in the Company, is a wholly owned subsidiary of WONHE High-Tech International. Therefore, Mr Nanfang (Jack) Tong holds an indirect interest in 2,300,400 shares in the Company that are held by World Win.

F. LOANS FROM KMP

Loans provided by Wonhe International Holding Co., Ltd, an entity owned 100% by Mr Qing Tong amounted to $676k (2015: $330k).

	31 Dec 2016 $000	31 Dec 2015 $000

Opening balance	330	326
Loans advance	349	4
Loans repaid	-	-
Interest charged	-	-
Foreign exchange variance	(3)	-
Balance at the end of the period	676	330

The loan is repayable at call and interest free.

This concludes the remuneration report, which has been audited.

Non-Audit Services

During the year HLB Mann Judd, the Company’s auditor, has performed certain other services in addition to their statutory duties. The Directors are satisfied that the provision of these non-audit services by the auditor (or by another person or firm on the auditor’s behalf) is compatible with the general standard of independence for auditors imposed by the Corporations Act 2001. Details of amounts paid or payable are as follows:

	2016 $	2015 $
Auditors of the parent entity:
Auditing the financial report	53,000	35,500
Non-audit services	9,000	50,600
	62,000	86,100

The Directors are of the opinion that the services as disclosed above do not compromise the external auditor’s independence for the following reasons:

●	All non-audit services have been reviewed and approved by the Board to ensure that they do not impact the integrity and objectivity of the auditor, and

●	None of the services undermine the general principles relating to auditor independence as set out in APES 110 Code of Ethics for Professional Accountants issued by the Accounting Profession and Ethical Standards Board, including reviewing or auditing the auditor’s own work, acting in a management or decision making capacity for the Company, acting as an advocate for the Company or jointly sharing economic risks and rewards.

Auditor’s Independence Declaration

A copy of the auditor’s independence declaration as required under section 307C of the Corporations Act 2001 is included at page 15 of the Financial Report.

Auditor

HLB Mann Judd continues in accordance with section 327 of the Corporations Act 2001. There are no officers of the Company who are former audit partners of HLB Mann Judd.

13

WONHE MULTIMEDIA COMMERCE LIMITED

DIRECTORS’ REPORT

Rounding

The amounts contained in this report and in the financial report have been rounded to the nearest $1,000 (where rounding is applicable) under the option available to the company under ASIC Corporations (Rounding in Financial/Directors’ Reports) Instrument 2016/191. The company is an entity to which the Class Order applies. Amounts in the directors’ report have been rounded off in accordance with the Class Order to the nearest thousand dollars, or in certain cases, to the nearest dollar.

Corporate Governance

In recognising the need for the highest standards of corporate behaviour and accountability, the Directors support the principles of Corporate Governance. The Group continued to follow best practice recommendations as set out by the ASX Corporate Governance Council. Where the Group has not followed best practice for any recommendation, explanation is given in the Corporate Governance Statement. The Company’s Corporate Governance statement is available on the Company’s website at www.wonhe.com.au/investor.php.

Signed in accordance with a resolution of the Directors made pursuant to s.298 (2) of the Corporations Act 2001.

On behalf of the Directors

/s/ Francesco Cannavo

Francesco Cannavo

Director

3 April 2017

14

WONHE MULTIMEDIA COMMERCE LIMITED

AUDITORS’ INDEPENDENCE DECLARATION

AUDITOR'S INDEPENDENCE DECLARATION

As lead auditor for the audit of Wonhe Multimedia Commerce Limited for the period ended 31 December 2016, I declare that to the best of my knowledge and belief, there have been:

(a)	no contraventions of the auditor independence requirements of the Corporations Act 2001 in relation to the audit; and

(b)	no contraventions of any applicable code of professional conduct in relation to the audit.

This declaration is in respect of Wonhe Multimedia Commerce Limited and the entities it controlled during the period.

Partner

HLB

31 March 2016

Melbourne

15

Wonhe Multimedia Commerce Limited

Consolidated Statement of Profit or Loss and Other Comprehensive Income

for the year ended 31 December 2016

	Note	Year ended 31 December 2016 $000	Period from 27 July 2015 to 31 December 2015 $000
Continuing Operations
Revenue from Sale of Goods	4	66,165	22,002
Other income		-	3
Finance revenue	4	610	111
		66,775	22,116

Expenses
Cost of goods sold		(44,566)	(13,745)
Research and development expenses		(1,071)	(121)
Directors’ expenses and fees		(94)	(4)
Depreciation of property, plant and equipment		(280)	(204)
Selling expenses		(778)	(533)
General and administrative expenses		(1,248)	(299)
Finance cost	5	(2,720)	-
Other expenses		(6)	(85)
Profit before income tax		16,012	7,125
Income tax expense	6	(2,414)	(1,147)
Net (Loss)/Profit		13,598	5,978

Other Comprehensive income/(loss)
Items that may be reclassified to profit or loss in the future:
Exchange differences on translation of foreign operations		(1,186)	(3,807)
Other comprehensive loss net of tax		(1,186)	(3,807)

Total comprehensive income/(loss)		12,412	2,171

Net Profit for the period is attributable to:
Non-controlling interest		-	511
Owners of Wonhe Multimedia Commerce Limited		13,598	5,467
		13,598	5,978
Total comprehensive income for the year is attributable to:
Non-controlling interest		-	511
Owners of Wonhe Multimedia Commerce Limited		12,412	1,660
		12,412	2,171

Basic earnings per share (cents per share)	23	8.95	4.39
Diluted earnings per share (cents per share)	23	8.95	4.39

The above statement should be read in conjunction with the accompanying notes.

16

Wonhe Multimedia Commerce Limited

Consolidated Statement of Financial Position

for the year ended 31 December 2016

	Note	2016 $000	2015 $000
Current Assets
Cash and cash equivalents	7	38,672	49,644
Trade and other receivables	8	11,015	4,775
Loans advanced	9	11,187	-
Inventory		2	-
Total Current Assets		60,876	54,419

Non-Current Assets
Property, plant and equipment	10	597	9,966
Loans advanced	9	21,257	-
Other receivable - income tax	6	97	1,625
Other receivable – deposit		24	22
Intangible assets	11	13	22
Total Non-Current Assets		21,988	11,635
Total Assets		82,864	66,054

Current Liabilities
Trade and other payables	12	2,847	12,706
Loans from ultimate parent entity	13	14,365	-
Loan from shareholders	13	676	330
Total current liabilities		17,888	13,036

Total Liabilities		17,888	13,036
Net Assets		64,976	53,018

Equity
Issued capital	14	2,908	2,908
Retained earnings		16,646	4,892
Other reserves	15	39,896	41,082
Statutory reserve fund		5,526	4,136
Total Equity		64,976	53,018

The above statement should be read in conjunction with the accompanying notes.

17

Wonhe Multimedia Commerce Limited

Consolidated Statement of Changes in Equity

for the year ended 31 December 2016

	Issued capital	Retained earnings	Statutory reserve	Other reserves	Non-Controlling Interest	Total
	$’000	$’000	$’000	$’000	$’000	$’000

At 27 July 2015	-	-	-	-	-	-

Profit for the period	-	5,467	-	-	511	5,978
Other comprehensive income	-		100	(4,522)	101	(4,321)
Total comprehensive income	-	5,467	100	(4,522)	612	7,182

Appropriation of statutory reserve		(575)	575	-		-

Transactions with owners in their capacity as owners:
Acquisition by WMC	-	-	3,461	42,586	2,406	48,453
Restructure to eliminate VIE	-	-	-	3,018	(3,018)	-
Issue of shares	2,908	-	-	-	-	2,908

As at 31 December 2015	2,908	4,892	4,136	41,082	-	53,018

	Issued capital	Retained earnings	Statutory reserve	Other reserves	Total
	$’000	$’000	$’000	$’000	$’000

At 1 January 2016	2,908	4,892	4,136	41,082	53,018

Profit for the year	-	13,598	-	-	13,598
Other comprehensive income	-	-	284	(1,186)	(902)
Total comprehensive income	-	13,598	284	(1,186)	12,696

Appropriation of statutory reserve		(1,106)	1,106	-	-

Transactions with owners in their capacity as owners:
Issue of shares	-	-	-	-	-
Dividends paid		(738)			(738)

As at 31 December 2016	2,908	16,646	5,526	39,896	64,976

The above statement should be read in conjunction with the accompanying notes.

18

Wonhe Multimedia Commerce Limited

Consolidated Statement of Cash Flows

for the year ended 31 December 2016

	Note	2016 $’000	Period from 27 July 2015 to 31 December 2015 $’000
Cash flows from operating activities

Receipts from customers		60,361	21,032
Payments to suppliers and employees		(58,369)	(35,277)
Interest received		471	111
Income and other taxes received		(886)	(759)
Net cash provided by/(used in) operating activities	22	1,577	(14,893)

Cash flows from investing activities

Payments for purchase of property, plant & equipment		(75)	(8,909)
Payments for project expenditure		(25,561)	-
Cash acquired on acquisition of WONHE		-	74,784
Net cash (used in)/provided by investing activities		(25,636)	65,875

Cash flows from financing activities
Proceeds from issue of shares		-	3,390
Cost of issuing shares		-	(689)
Dividends paid		(738)	-
Loans received from ultimate parent entity		14,730	(4)
Net cash provided by/(used in) financing activities		13,992	2,697

Net (decrease)/increase in cash held		(10,067)	53,679

Cash and cash equivalents at the beginning of the year		49,644	-
Effects of exchange changes on the balances held in foreign currencies		(905)	(4,035)
Cash and cash equivalents at the end of the year	7	38,672	49,644

The above statement should be read in conjunction with the accompanying notes.

19

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

1.	BASIS OF PREPARATION

These financial statements are general purpose financial statements that have been prepared in accordance with Australian Accounting Standards, Australian Accounting Interpretations and the Corporations Act 2001, as appropriate for profit oriented entities.

The financial statements cover the Company and its controlled entities as a group for the financial year ended 31 December 2016. The comparative financial information is for the period from 27 July 2015 to 31 December 2015. The Company is a company limited by shares, incorporated and domiciled in Australia.

Separate financial statements for the Company as an individual entity are no longer presented as a consequence of a change to the Corporations Act 2001, however limited financial information for the Company as an individual entity is included in Note 16. Except for the Statement of Cash Flows, the financial statements have been prepared on the accruals basis.

The following is a summary of material accounting policies adopted by the Group in the preparation and presentation of the financial statements. The accounting policies have been consistently applied, unless otherwise stated.

The financial statements were authorised for issue by the Directors on 3 April 2017.

The Group’s principle activities are the design and development of software and hardware technology products for distribution in the People’s Republic of China.

(a)	Basis of Preparation of the Financial Statements

Compliance with IFRS

The financial statements comply with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Historical Cost Convention

The financial statements have been prepared under the historical cost convention, modified where appropriate by the measurement of fair value of selected non-current assets. All amounts are presented in Australian dollars unless otherwise noted.

(b)	Principles of Consolidation

The consolidated financial statements are those of the Group, comprising the parent entity and its controlled entities as defined in Accounting Standard AASB 10 ‘Consolidated Financial Statements’. Control is achieved when the Company:

●	Has power over the investee;

●	Is exposed, or has rights, to variable returns from its involvement with the investee; and

●	Has the ability to use its power to affect its returns.

The Company reassess whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Details of the controlled entities are contained in Note 17(b).

Financial statements for controlled entities are prepared for the same reporting period as the parent entity. Controlled entities are fully consolidated from the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the Group. Adjustments are made to bring into line any dissimilar accounting policies which may exist.

All inter-company balances and transactions, including any unrealised profits or losses have been eliminated on consolidation.

Non-controlling interests in the equity and results of the entities that are controlled are shown separately in the consolidated financial statements.

20

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

(c)	Business Combinations

The Group applies the acquisition for business combinations. The consideration transferred by the Group to obtain control of a subsidiary is calculated as the sum of the acquisition-date fair values of assets transferred, liabilities incurred and the equity interests issued by the Group, which includes the fair value of any asset or liability arising from a contingent consideration arrangement. Acquisition costs are expensed as incurred.

The Group recognises identifiable assets acquired and liabilities assumed in a business combination regardless of whether they have been previously recognised in the acquiree’s financial statements prior to the acquisition. Assets acquired and liabilities assumed are generally measured at their acquisition-date fair values.

Business combinations occur where an acquirer obtains control over one or more businesses.

A business combination is accounted for by applying the acquisition method, unless it is a combination involving entities or businesses under common control. The business combination is accounted for from the date that control is attained, whereby the fair value of the identifiable assets acquired and liabilities (including contingent liabilities) assumed is recognised (subject to certain limited exceptions).

In respect of the acquisition of Kuayu during the previous period, as the ultimate controlling party prior to the acquisition and the restructure to eliminate the VIE structure, remained the ultimate controlling party of the Group post acquisition, these transactions are deemed to be between entities under common control. As a ‘transaction between entities under common control’ the acquisition does not meet the definition of a business combination as per AASB 3 Business Combinations. As a result, the Company has incorporated the assets and liabilities of the entities acquired at their pre-combination carrying amounts without fair value uplift. This accounting is applied on the basis that there has been no substantive economic change. No goodwill has been recorded as part of the transaction, instead, any difference between the cost of the transaction and the carrying value of the net assets acquired has been recorded in equity. Refer to note 15 for details of the transaction.

(d)	Foreign Currency

Functional and Presentation Currency

The financial statements of each group entity are measured using its functional currency, which is the currency of the primary economic environment in which that entity operates. The consolidated financial statements are presented in Australian dollars, as this is the parent entity’s functional and presentation currency.

Transactions and Balances

Transactions in foreign currencies of entities within the Group are translated into functional currency at the rate of exchange ruling at the date of the transaction.

Foreign currency monetary items that are outstanding at the reporting date (other than monetary items arising under foreign currency contracts where the exchange rate for that monetary item is fixed in the contract) are translated using the spot rate at the end of financial year.

Resulting exchange differences arising on settlement or re-statement are recognised as revenues and expenses for the financial year.

Group Companies

The financial statements of foreign operations whose functional currency is different from the Group’s presentation currency are translated as follows:

●	Assets and liabilities are translated at year-end exchange rates prevailing at that reporting date;

●	Income and expenses are translated at average exchange rates for the year; and

●	All resulting exchange differences are recognised as a separate component of equity.

21

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

Exchange differences arising on translation of foreign operations are transferred directly to the Group’s foreign currency translation reserve as a separate component of equity in the consolidated statement of financial position.

(e)	Revenue Recognition

Revenue arises from the sale of goods and services. It is measured by reference to the fair value of consideration received or receivable, excluding sales taxes, rebates, and trade discounts. Any consideration deferred is treated as the provision of finance and is discounted at a rate of interest that is generally accepted in the market for similar arrangements. The difference between the amount initially recognised and the amount ultimately received is interest revenue.

The Group often enters sales transaction involving a range of the Group’s products and services, for example for the delivery of hardware, software and related after-sales service. The Group applies the revenue recognition criteria set out below to each separately identifiable component of the sales transaction in order to reflect the substance of the transaction. The consideration received from these multiple-component transactions are allocated to the separately identifiable component in proportion to its relative fair value.

Revenue from the sale of goods is recognised when the significant risks and rewards of ownership of the goods have passed to the buyer and the costs incurred or to be incurred in respect of the transaction can be measured reliably. Risks and rewards of ownership are considered passed to the buyer, generally, when the buyer has taken undisputed delivery of the goods.

Revenue from the sale of goods with no significant service obligation is recognised on delivery as this corresponds to the transfer of significant risks and rewards of ownership of the goods and the cessation of all involvement in those goods.

Where significant tailoring, modification or integration is required as a part of the sales agreement, revenue is recognised based on estimates of stage of completion or, where that is not possible, to the extent that recoverable costs are recognised.

When goods are sold together with customer loyalty incentives, the consideration receivable is allocated between the sale of goods and sale of incentives based on their fair values. Revenue from sales of incentives is recognised when incentives are redeemed by customers in exchange for products supplied by the Group.

Revenue is recognised net of applicable goods and services taxes.

Interest revenue is recognised on a proportional basis taking into account the interest rates applicable to the financial assets.

Dividend revenue is recognised when the Group’s right to receive the payment is established.

(f)	Operating expenses

Operating expenses are recognised in profit or loss upon utilisation or at the date of their origin.

(g)	Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset are capitalised during the period of time that is necessary to complete and prepare the asset for its intended use or sale. Other borrowing costs are expensed in the period in which they are incurred and reported in finance costs.

(h)	Income Taxes

Current income tax expense is the tax payable on the current year’s taxable income based on the applicable income tax rate adjusted by changes in deferred tax assets and liabilities.

Current income tax assets and/or liabilities comprise those obligations to, or claims from, the Australian Taxation Office (ATO) and other fiscal authorities relating to the current or prior reporting periods that are unpaid at the reporting date. Current tax is payable on taxable profit, which differs from profit or loss in the financial statements. Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

22

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

Deferred tax assets and liabilities are calculated, without discounting, at tax rates that are expected to apply to their respective period of realisation, provided they are enacted or substantively enacted by the end of the reporting period.

A balance sheet approach is adopted under which deferred tax assets and liabilities are recognised for temporary differences between the tax bases of assets and liabilities and their carrying amounts in the financial statements. No deferred tax asset or liability is recognised if it arose in a transaction, other than a business combination, that at the time of the transaction did not affect either accounting or taxable profit or loss.

Deferred tax assets are recognised for temporary differences and unused tax losses only when it is probable that future taxable amounts will be available to utilise those temporary differences and losses. Current and deferred tax balances attributable to amounts recognised directly in equity are also recognised directly in equity.

(i)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and at banks, short-term deposits with an original maturity of three months or less held at call with financial institutions, and bank overdrafts.

(j)	Trade and Other Receivables

Trade receivables, which generally have 7-30 day terms, are recognised and carried at original invoice amount less an allowance for any uncollectable amounts. They are subsequently measured at amortised cost using the effective interest method.

(k)	Inventories

Inventories are measured at the lower of cost and net realisable value. The cost of manufactured products includes direct materials, direct labour and an appropriate proportion of variable and fixed overheads. Overheads are applied based on normal operating capacity. Costs are assigned in the basis of weighted average costs.

(l)	Leases

Operating lease payments are charged to the consolidated statement of profit or loss and other comprehensive income in the periods in which they are incurred, as this represents the pattern of the benefits derived from the leased assets.

(m)	Property, Plant and Equipment

Each class of property, plant and equipment is initially recognised at cost, and then subsequently measured at cost less, where applicable, any accumulated depreciation and impairment losses. Depreciation is charged over the life of the asset on a straight-line basis.

The expected useful life is:

Motor vehicles	5 years
Plant and other equipment	5 years
Leasehold improvements	Shorter of the remaining term of the lease or the life of the improvement

Residual value estimates and estimates of useful life are updated as required, but at least annually.

Gains or losses arising on the disposal of property, plant and equipment are determined as the difference between the disposal proceeds and the carrying amount of the assets and are recognised in profit or loss in other income or other expenses.

23

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

(n)	Intangibles

Software

Acquired computer software licences are capitalised based on the costs incurred to acquire and install the specific software. Subsequently software is measured at cost less accumulated amortisation and impairment costs. Amortisation is charged over a three-year period on a straight-line basis. Residual values are reviewed at each reporting date. Amortisation has been included within depreciation, amortisation and impairment of non-financial assets.

(o)	Impairment of Assets

At the end of each reporting period, the Group assesses whether there are any indicators that an asset may be impaired. The assessment includes the consideration of external and internal sources of information. If any indicators are present an impairment test is undertaken on the asset by comparing the recoverable amount of the asset, being its fair value less costs to sell or its value in use, to the assets carrying amount. Where it is not possible to estimate the recoverable amount of the asset, then the Group estimates the recoverable amount of the cash generating unit (‘CGU’) that the asset belongs to.

An impairment loss is recognised where the carrying amount of the asset exceeds its recoverable amount. The recoverable amount of an asset is defined as the higher of its fair value less costs to sell and value in use.

(p)	Financial Instruments

Classification

The Group classifies its financial instruments in the following categories: financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments, and available-for-sale financial assets. The classification depends on the purpose for which the investments were acquired. Management determines the classification of its financial instruments at the time of initial recognition. The Group does not designate any interests in subsidiaries, associates or joint ventures as being subject to the requirements of Accounting Standards specifically applicable financial instruments. Accordingly, such interests are accounted for on a cost basis.

At the reporting date the Group’s financial instruments were classified within the following categories: -

Loans and Receivables

Loan and receivables are measured at fair value at inception and subsequently at amortised cost using the effective interest rate method.

Financial Liabilities

Financial liabilities include trade payables, other creditors and loans from third parties including inter-company balances and loans from or other amounts due to Director-related entities.

Non-derivative financial liabilities are recognised at amortised cost, comprising original debt less principle payments and amortisation.

Impairment

At the end of each reporting period, the Group assesses whether there is objective evidence that a financial asset has been impaired. A financial asset (or a group of financial assets) is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events (a “loss event”) having occurred, which has an impact on the estimated future cash flows of the financial assets(s).

In the case of financial assets carried at amortised cost (including loans and receivables), a separate allowance account is used to reduce the carrying amount of financial assets impaired by credit losses. After having taken all possible measures of recovery, if management established that the carrying amount cannot be recovered by any means, at that point the written off amounts are charged to the allowance account or the carrying amount of impaired financial assets is reduced directly if no impairment amount was previously recognised in the allowance account.

When the terms of financial assets that would otherwise have been past due or impaired have been renegotiated, the Group recognises the impairment for such financial assets by taking into account the original terms as if the terms have not been renegotiated so that the loss events that have occurred are duly considered.

24

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

(q)	Trade and Other Payables

Trade payables and other payables are carried at amortised cost and represent liabilities for goods and services provided to the Group prior to the end of the financial year that are unpaid and arise when the Group becomes obliged to make future payments in respect of the purchase of these goods and services.

(r)	Issued capital

Ordinary share capital is recognised at the fair value of the consideration received by the Company. Any transaction costs arising on the issue of ordinary shares are recognised directly in equity as a reduction of the share proceeds received. Ordinary share capital bears no special terms or conditions affecting income or capital entitlements of the shareholders.

(s)	Statutory reserve

Pursuant to corporate law in PRC, Shengshihe and Shenzhen WONHE are required to transfer 10% of their net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund.

(t)	Earnings Per Share

Basic earnings per share is calculated as net profit attributable to members of the parent entity, adjusted to exclude any costs of servicing equity (other than dividends) and preference share dividends, divided by the weighted average number of ordinary shares, adjusted for any bonus element.

Diluted earnings per share is calculated as net profit attributable to members of the parent, adjusted for:

●	Costs of servicing equity (other than dividends) and preference share dividends;

●	The after-tax effect of dividends and interest associated with dilutive potential ordinary shares that have been recognised as expenses; and

●	Other non-discretionary changes in revenues or expenses during the year that would result from the dilution of potential ordinary shares; divided by the weighted average number of ordinary shares and dilutive potential ordinary shares, adjusted for any bonus element.

(u)	Comparatives

Where necessary, comparative information has been reclassified and repositioned for consistency with the current year’s disclosures.

(v)	Rounding of amounts

The company is of a kind referred to in ASIC Corporations (Rounding in Financial/Directors’ Reports) Instrument 2016/191 and in accordance with that Class Order, amounts in the financial statements have been rounded off to the nearest thousand dollars, or in certain cases, to the nearest dollar.

(w)	New, Revised or Amending Accounting Standards and Interpretations Adopted

The Group has adopted all of the new and revised Standards and Interpretations issued by the Australian Accounting Standards Board (“AASB”) that are relevant to its operations and effective for the year.

There following new and revised Standards and amendments thereof and Interpretations effective for the year are relevant to the Group.

AASB 2014-4 Amendments to Australian Accounting Standards – Clarification of acceptable methods of Depreciation and Amortisation	The amendments to AASB 116 and 138 clarifies that the use of revenue-based methods to calculate depreciation and amortisation of an asset is not appropriate because revenue generated by an activity that includes the use of the asset generally reflects factors other than the consumption of the economic benefits embodied in the asset. The amendment did not materially impact the consolidated financial statements.

25

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

AASB 2015-1 Amendments to Australian Accounting Standards (Annual Improvements 2010 – 2014 cycles)	There are a number of amendments impacting AASB 2, AASB 3, AASB 8, AASB 13, AASB 116, AASB 138, AASB 124 and AASB 140. The amendments provide clarity around application and disclosure requirements, but do not materially impact the consolidated financial statements.

AASB 2015-2 Amendments to Australian Accounting Standards – Disclosure Initiative Amendments to AASB 101	There are a number of amendments impacting AASB 7, AASB 101, AASB 134 and AASB 1049. The amendments provide clarity around application and disclosure requirements, particularly around the use of judgements when applying a Standard in determining what information to disclose in the financial statements, but do not materially impact the consolidated financial statements.

New, Revised or Amending Accounting Standards and Interpretations Not Yet Adopted

Certain new accounting standards, amendments to accounting standards and interpretations have been published that are not yet mandatory for 31 December 2016 reporting periods and have not been early adopted by the Group. The major accounting standards that have not been early adopted for the year ended 31 December 2016, but will be applicable to the Group in future reporting years, are detailed below. Apart from these standards, the Group has considered other accounting standards that will be applicable in future years, however they have been considered insignificant to the Group.

●	AASB 9 ‘Financial Instruments’ includes requirements for the classification and measurement of financial assets resulting from the first part of Phase 1 of the project to replace AASB 139 ‘Financial Instruments: Recognition and Measurement’, which becomes mandatory for the Group’s 31 December 2018 financial statements. The Group does not expect the adoption of the new Standard to have a material impact on its classification and measurement of the financial assets and liabilities, its hedging arrangements or its results on adoption of the new impairment model. The Group has decided not to early adopt AASB 9.

●	AASB 15 establishes a comprehensive framework for determining whether, how much and when revenue is recognised. It replaces existing revenue recognition guidance, including IAS 18 ‘Revenue’, IAS 11 ‘Construction Contracts’, and IFRIC 13 ‘Customer Loyalty Programmes’. IFRS 15 is effective for annual reporting periods beginning on or after 1 January 2018, with early adoption permitted. The Group has decided not to early adopt AASB 15 as a detailed assessment of the impact, additional disclosures and reporting requirements has yet to be completed.

●	AASB 16 ‘Leases’ introduces a single lessee accounting model and requires a lessee to recognise assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. This standard becomes mandatory for the Group’s 31 December 2019 financial statements. The Group has decided not to early adopt AASB 16, this is in line with the requirement to adopt AASB 15 at the same time. Once adopted, the structure of cash flows and the presentation of the balance sheet and income statement will change, with no material impact on overall cash flows and net profits.

2.	CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

The Group makes certain estimates and assumptions concerning the future, which, by definition, will seldom represent actual results. The estimates and assumptions that have a significant inherent risk in respect of estimates based on future events, which could have a material impact on the assets and liabilities in the next financial year, are discussed below:

(a)	Impairment - general

The Group assesses impairment at the end of each reporting period by evaluating conditions and events specific to the Group that may be indicative of impairment triggers. No assets were identified as exhibiting impairment indicators and no impairment charge was recognised.

26

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

(b)	Recovery and carrying value of loan receivable

As noted in note 9, the Group has a receivable from Guangdong Kesheng Enterprise Co., Ltd (“Guangdong Kesheng”), repayable over 3 years. The total amount repayable to Shenzhen WONHE on each of 31 December 2017, 2018 and 2019 will total RMB192,452,427, incorporating interest of 4.75% per annum.

Based on the Directors’ assessment of the legal enforceability of the agreement and the financial standing of the counter-party, which included considering amongst others, the following factors:

●	Checking for indications of the debtor experiencing significant financial difficulty, default or delinquency in interest or principal payments;

●	Checking for indications that the debtor will enter bankruptcy or other financial reorganisation;

●	Checking for changes in arrears or economic conditions that correlate with defaults the Directors are confident that the amount is recoverable as at 31 December 2016. Accordingly, no impairment or provision has been recorded in relation to this balance.

While the loan agreement included an interest rate of 4.75% per annum, management has also considered the additional risk factors associated with the loan arrangement due to the characteristics associated with the counter-party being a State-Owned Enterprise.

The counter-party has been set up to manage the “Wireless Network in Beijing Project” and its cash flows are governed by the project outcomes. The project is therefore susceptible to risk factors inherent in all IT infrastructure projects, including security risks, regulatory changes and technology upgrades as well as country specific risks associated with being a PRC based project.

Based on the risk factors identified, management has seen fit to discount the repayments receivable using a discount rate which incorporates the impact associated with possible non-performance against the repayment schedule by Guangdong Kesheng.

The discount rate applied was 20%, which had the effect of reducing the receivable balance by $2.720 million, and resulted in the recognition of a finance cost of a corresponding amount.

This discount rate was estimated using management’s judgements of the risk factors, and is, necessarily, subjective. Should the directors apply a different discount rate, the carrying value of the receivable, and the amount recorded as an expense would vary at 31 December 2016.

Management will continue to assess the risk factors associated with the receivable over the term of the repayments, and re-assess the discount factor as appropriate. Any changes in the estimate of the discount rate will impact both the receivable and the amount recorded in profit or loss.

3.	FINANCIAL RISK MANAGEMENT, OBJECTIVES AND POLICIES

The Group’s principal financial instruments comprise receivables, payables, cash and short term deposits.

The Group manages its exposure to key financial risks, including interest rate and currency risk in accordance with the Group’s financial risk management policy. The objective of the policy is to support the delivery of the Group’s financial targets whilst protecting future financial security.

The main risks arising from the Group’s financial instruments are interest rate risk, foreign currency risk, price risk, credit risk and liquidity risk. The Group uses different methods to measure and manage different types of risk to which it is exposed. These include monitoring levels of exposure to interest rate and foreign exchange risk and assessments of market forecasts for interest rate, foreign exchange and commodity prices. Aging analyses and monitoring of specific credit allowances are undertaken to manage credit risk, liquidity risk is monitored through the development of future rolling cash flow forecasts.

The Board reviews and agrees policies for managing each of these risks as summarised below.

Primary responsibility for identification and control of financial risks rests with the Board of Directors (‘the Board’). The Board reviews and agrees policies for managing each of the risks identified below, including any hedging cover of foreign currency, interest rate risk, credit allowances, and future cash flow forecast projections.

27

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

The carrying amounts and net fair values of the Group’s financial assets and liabilities at balance date are:

	CARRYING AMOUNT		NET FAIR VALUE
	2016 $000	2015 $000	2016 $000	2015 $000
Financial Assets
Cash and cash equivalents	38,672	49,644	38,672	49,644
Trade and other receivables	11,015	4,775	11,015	4,775
Loans advanced	32,444	-	32,444	-
Non-Traded Financial Assets	82,131	54,419	82,131	54,419

Financial Liabilities at amortised cost
Trade and other payables	2,847	12,706	2,847	12,706
Loans received	15,041	330	15,041	330
Non-Traded Financial Liabilities	17,888	13,036	17,888	13,036

Risk Exposures and Responses

Interest Rate Risk

Exposure to interest rate risk arises on financial instruments whereby future a future change in interest rates will affect future cash flows or the fair value of the fixed rate financial instruments. The Group is also exposed to earnings volatility on floating rate instruments. At balance date, the Group had the following mix of financial assets exposed to Australian and overseas variable interest rate risks that are not designated as cash flow hedges:

	2016 $000	2015 $000
Financial Assets
Cash and cash equivalents	38,672	49,644
Loans advanced	32,444	-
Net exposure	71,116	49,644

Interest rate risk is managed by monitoring the level of floating rate which the Group is able to secure. It is the policy of the Group to keep the majority of its cash in accounts with floating interest rates.

Foreign Currency Risk

The Group’s trading and capital assets are located in China. As a result of operations in China the Group’s statement of financial position can be affected significantly by movements in the RMB/AUD exchange rates. The Group does not have a formal policy or strategy implemented to mitigate the effects of its foreign currency exposure. As the majority of the Group’s operations occur within controlled entities located within China, foreign currency risk relating to the reported values of financial instruments is considered to be an inherent risk of the Group.

Exposure to foreign exchange variances is summarised as follows: -

	2016 $000	2015 $000
Financial Assets
Cash and cash equivalents	38,370	46,598
Trade and other receivables	46,137	4,735

Financial liabilities
Trade and other payables	(2,799)	(12,667)
Loan payables	(14,055)	(330)
Net exposure	67,653	38,336

28

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

Foreign currency sensitivity risk

The trading activities of the Group are all located within China, and all operations are transacted in Chinese RMB. Consequently, the directors believe the results of the Group are not exposed to significant risk from fluctuating exchange risks. However, a fluctuation in rates will result in variances in the reported results and net assets as follows:

Judgements of reasonably possible movements:	Post Tax Profit Higher/(Lower)		Equity Higher/(Lower)
	2016	2015	2016	2015
	$000	$000	$’000	$’000

AUD/RMB +10%	(211)	11	6,765	3,834
AUD/RMB -10%	211	(11)	(6,765)	(3,834)

The Group does not hedge or enter into forward contracts.

Liquidity Risk

Liquidity Risk is the risk that the Group, although balance sheet solvent, cannot meet or generate sufficient cash resources to meet its payment obligations in full as they fall due, or can only do so at materially disadvantageous terms.

Ultimate responsibility for liquidity risk management rests with the Board of Directors, who has built an appropriate liquidity risk management framework for the management of the Group’s short, medium and long-term funding and liquidity management requirements. The Group manages liquidity risk by maintaining adequate reserves and by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities.

The Group has Total Liabilities as follows:

	2016 $000	2015 $000
Financial Liabilities
Trade and other payables	2,847	12,706
Loans from related parties	15,041	330
Total liabilities	17,888	13,036

All Trade and other payables fall due within normal trade terms, which are generally 30 days. Loans are payable at call. The Group’s cash reserves are sufficient to meet all current liabilities at 31 December 2016 taking into account the restrictions outlined in note 17(e).

Credit Risk

Credit risk arises from the financial assets of the Group, which comprise cash and cash equivalents (note 7) and trade and other receivables (note 8) and loan receivables (note 9). The Group’s exposure to credit risk arises from potential default of the counter party, with maximum exposure equal to the carrying amount of these instruments. Exposure at balance date is addressed in each applicable note.

The Group does not hold any credit derivatives to offset its credit exposure.

The Group trades only with recognised, creditworthy third parties, and as such collateral is not requested nor is it the Group’s policy to securitize its trade and other receivables.

It is the Group’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures including an assessment of their independent credit rating, financial position, past experience and industry reputation. The risks are regularly monitored. An analysis of the ageing of receivables is included in note 8.

In addition, receivables balances are monitored on an ongoing basis with the result that the Group’s exposure to bad debts is not significant.

29

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

Fair Value

Other than the receivable recorded in note 9, the Group does not carry any of its assets at fair value after initial recognition. The receivable in note 9 has been discounted to reflect fair value at 31 December 2016, using a discount factor that has been estimated by management. The discount rate will be re-assessed over the period of the repayments, and amended when appropriate. Such amendments will impact profit or loss. It is considered that the carrying value of financial assets and liabilities are equivalent to their fair values.

4.	REVENUE AND OTHER INCOME

	Note	Year ended 31 December 2016 $000	Period ended 31 December 2015 $000

Revenue from Continuing Operations
Sales of Home media and Routers		66,165	22,002

Interest received		610	111

5.	EXPENSES

	Profit before income tax expense includes the following specific expenses:

	Employee benefits	888	904

	Rental expenses on operating leases	623	91

	Finance costs	2,720	-

Finance costs arise from a risk discount applied to the non-current loan to Guangdong Kesheng Enterprise Co., Ltd as shown in note 9, and described in note 2(b). The amount is the difference between the discounted value of the future payments scheduled in relation to the loan, and the contracted loan amount, including interest to date, at 31 December 2016.

6.	INCOME TAX
		Year ended 31 December 2016 $000	Period ended 31 December 2015 $000
	Income tax expense
	Current tax expense	2,414	1,147
	Deferred tax movements	-	-
		2,414	1,147

	Reconciliation of income tax expense to prima facie tax on accounting profit
	Profit before income tax expense	16,012	7,125

	Tax expense at Australian tax rate of 30% (2015: 30%)	4,804	2,138
	Tax effect of amounts which are not deductible in calculating taxable income	990	49
	Withholding tax paid in foreign jurisdiction	(2,414)	-
		3,380	2,187
	Difference in overseas tax rates	(1,090)	(1,247)
	Deferred taxes not recognised	124	207
	Income Tax Expense	2,414	1,147

	Tax Losses
	Unused tax losses for which no deferred tax asset has been recognised	1,417	1,003

	Potential tax benefit at 30%	425	301

30

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

The benefit of these losses has not been brought to account at 31 December 2016 because the directors do not believe it is appropriate to regard realisation of the deferred tax asset as being probable at this point in time. These tax losses are also subject to final determination by the Taxation authorities when the Group derives taxable income. The benefits will only be realised if:

(a)	The Company derives future assessable income of a nature and of an amount sufficient to enable the benefit of the deduction for the losses to be realised;

(b)	The Company and its subsidiaries continue to comply with the conditions for the deductibility imposed by law; and

(c)	No changes in the tax legislation adversely affect the Company and its subsidiaries in realising the benefit of the losses.

Australian tax losses are subject to further review by the consolidated entity to determine if they satisfy the necessary legislative requirements under the Income Tax legislation for the carry forward and recoupment of tax losses.

Income Tax receivable
Income tax receivable attributable by:
Prepaid taxes - PRC	97	1,625
	97	1,625

Current Tax Liabilities
Income tax payable attributable by:
Parent Entity	-	-
Other entities not in the tax Group	391	232
	391	232

7.	CASH & CASH EQUIVALENTS

	2016 $000	2015 $000

Cash at bank and on hand	38,672	49,644

Cash at bank and in hand includes amounts in foreign currencies as follows: -	2016		2015
	Foreign currency 000	AUD 000	Foreign currency 000	AUD 000
US Dollars	-	-	222	291
Chinese RMB	191,781	38,370	229,741	46,306

The above figures are shown in the Statement of Cash Flows.

31

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

8.	TRADE & OTHER RECEIVABLES
		2016 $000	2015 $000

	Trade receivables	10,819	4,735
	Other receivables	36	40
	Interest receivable	139	-
	Prepaid expenses	21	-
		11,015	4,775

Credit risk

The Group has the following significant concentrations of credit risk with counterparties: -

One customer accounted for approximately 37% (2015: 8%) of total sales for the period. A total of 9 customers accounted for the total of accounts receivable at 31 December 2016 (2015: 6), with 20 customers supplied during the year. The class of assets described as “trade and other debtors” is considered to be one of the two main sources of credit risk related to the Group, along with “Loans advanced”.

The following table details the Group’s trade and other receivables exposed to credit risk (prior to collateral and other credit enhancements) with ageing analysis and impairment provided for thereon. Amounts are considered as “past due” when the debt has not been settled within the terms and conditions agreed between the Group and the customer or counterparty to the transaction. Receivables that are past due are assessed for impairment by ascertaining solvency of the debtor and provision is made where there are specific circumstances indicating that the debt may not be fully repaid to the Group.

The balances of receivables that remain within initial trade terms (as detailed in the table) are considered to be of high credit quality.

Trade receivables aging is as follows:	2016		2015
	Debtor $000	Allowance $000	Debtor $000	Allowance $000
0 to 30 days	9,629	-	4,735	-
Ageing of past due but not impaired:
31 to 60 days	1,190	-	-	-
61 + days	-	-	-	-
	10,819	-	4,735	-

No collateral has been provided as security to the Group.

On a geographical basis, the Group has significant credit risk exposures in China as its operations are based substantially within China.

Trade and other receivables include amounts in foreign currencies as follows: -	2016		2015
	Foreign currency 000	$000	Foreign currency 000	$000
Chinese RMB	54,874	10,819	23,437	4,735

32

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

9.	LOANS ADVANCED

	2016 $000	2015 $000

Current
Receivables from Guangdong Kesheng Enterprise Co., Ltd	11,187	-

Non-Current
Receivables from Guangdong Kesheng Enterprise Co., Ltd	21,257	-

In January 2016, the Company announced that Shenzhen WONHE Technology Co., Ltd (“Shenzhen WONHE”) had entered into an agreement titled “Wireless Network Coverage Project in Beijing Area with Guangdong Kesheng Enterprise Co., Ltd (“Guangdong Kesheng”). The agreement was for the development of a wireless network in certain designated areas of Beijing. The commercial purpose of the network was to provide a vehicle for advertising and marketing, with revenue generated to be shared between the two parties. Under the agreement, Shenzhen WONHE committed to provide RMB382,990,000 to the project, including RMB226,010,000 in cash and RMB 118,980,000 in commercial routers and other equipment. Shenzhen WONHE was also to contribute the network it developed in the Tongzhou District of Beijing as a pilot project.

On 5 December 2016, the Company announced that it had agreed with Guangdong Kesheng to vary the agreement. Under the variation, Shenzhen WONHE ceased its participation in the construction and operation of the wireless network, and its commitment to develop the data systems used by the network, effective on 1 December 2016. As a consequence, the company was released from its obligation to contribute capital in 2017 and 2018, and will no longer be entitled to fixed amount payments and/or profit distributions.

Under the variation, Shenzhen WONHE will continue to supply 36,300 routers to Guangdong Kesheng for RMB1,800 each throughout the period to December 2017. As of 30 November 2016, Shenzhen WONHE had contributed, by way of cash payments, the supply of equipment and engineering construction services, and the network from the Tongzhou District pilot project, a total contribution valued at RMB175,755,641 ($35.164 million).

Under the variation agreement Shenzhen WONHE’s contribution of RMB175,755,641 ($35.164 million) will be repaid by Guangdong Kesheng, together with interest of 4.75% per annum from 1 December 2016 in three equal instalments with the first instalment due 31 December 2017. The total amount payable to Shenzhen WONHE will be RMB192,452,427 ($38.510 million at rates prevailing at 31 December 2016).

The loan was recorded at cost at the contractual date of inception, and is subsequently measured at amortised cost, with inferred interest credited to profit or loss.

As outlined in note 2(b) management has applied a discount rate of 20% in calculating the future repayments of the loan amount. As a result an expense of $2.720 million has been recorded in finance expenses in profit or loss.

33

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

10.	PROPERTY, PLANT AND EQUIPMENT

	2016	2015
	$000	$000

Plant and equipment – at cost	-	1,695
Less accumulated depreciation	-	(108)
	-	1,587

Office equipment – at cost	217	151
Less accumulated depreciation	(77)	(28)
	140	123

Motor vehicles – at cost	641	647
Less accumulated depreciation	(184)	(68)
	457	579

Work-in-progress	-	7,677

Total Assets	597	9,966

Reconciliations

Reconciliations of the carrying amounts of each class of property, plant and equipment at the beginning and end of the financial year are set out below:

	Plant & equipment $000	Office equipment $000	Motor vehicle $000	Work in progress $	Total $

Carrying amount
Opening balance	-	-	-	-	-
Additions acquired through acquisition of Kuayu and controlled entities	1,011	138	660	-	1,809
Additions	792	15	-	7,677	8,484
Disposals	-	-	-	-	-
Depreciation expense	(108)	(28)	(68)	-	(204)
Adjustment for effects of changes in foreign exchange rates	(108)	(2)	(13)	-	(123)
Balance at 31 December 2015	1,587	123	579	7,677	9,966

Additions	-	75	-	-	75
Disposals	-	(5)	-	-	(5)
Transfers	(1,471)	-	-	(7,677)	(9,148)
Depreciation expense	(100)	(49)	(116)	-	(265)
Adjustment for effects of changes in foreign exchange rates	(16)	(4)	(6)	-	(26)
Balance at 31 December 2016	-	140	457	-	597

Expenditure relating to the “Wireless Network Coverage Project in Beijing Area” and the related pilot project in the Tongzhou District of Beijing was capitalised in Work in progress at 31 December 2015. During the year, further expenditure was capitalised. However, as outlined in note 9, the terms of the agreement entered into by the Group was varied, and the expenditure was reclassified as a loan receivable, along with plant and equipment that was allocated to the project.

34

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

11.	INTANGIBLE ASSETS – SOFTWARE

		2016 $000	2015 $000

(a)	Carrying Value
	Software acquired on acquisition of Kuayu and controlled entities	44	44
	Accumulated amortisation	(31)	(22)
	Total net carrying amounts	13	22

(b)	Reconciliations
	Carrying amount at beginning	22	-
	Acquisition of Kuayu and controlled entities	-	44
	Amortisation	(9)	(22)

	Carrying amount at end	13	22

12.	TRADE AND OTHER PAYABLES

	2016 $000	2015 $000
Unsecured
Trade payables	1,943	12,411
Sundry payables and accrued expenses	513	63
Taxes payable	391	232
	2,847	12,706

Due to the short-term nature of these payables, the carrying value is assumed to approximate fair value.

Trade and other payables include amounts in foreign currencies as follows:

	2016		2015
	Foreign currency 000	$000	Foreign currency 000	$000
Chinese RMB	13,993	2,799	59,899	12,667

13.	LOANS RECEIVED FROM RELATED PARTIES

	2016	2015
	$000	$000

Amounts payable to ultimate parent entity (i)	14,365	-
Amounts payable to related parties (ii)	676	330

	15,041	330

(i)	Parent entity loan

The loan is at call and non-interest bearing. The loan is unsecured.

WONHE High-Tech International, Inc is the ultimate entity. It has a receivable arising for the amounts loaned to Shenzhen WONHE to fund the capital expenditure related to the Beijing Wireless Network Project, which has since discontinued. The liability is at call, and has no formal terms in relation to interest or repayments.

(ii)	Related party loans

Amounts were provided to the Group by Wonhe International Holding Group Co., Ltd, a company 100% owned by Mr Qing Tong, the Company’s Executive Chairman. The loan is at call and non-interest bearing. There is no security provided against the loan.

35

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

14.	ISSUED CAPITAL

	NUMBER OF SHARES		SHARE CAPITAL
	2016	2015	2016 $000	2015 $000
Ordinary shares – fully paid (no par value)	151,951,802	151,951,802	2,908	2,908

Movements in ordinary share capital:

DATE	DETAILS	ORDINARY SHARES	PRICE $	$000

27/07/15	Balance beginning of period	135,000,000	-	-
22/12/15	Initial Public Offering	16,951,802	0.20	3,390
	Costs of issuing capital	-	-	(482)
31/12/15	Balance at end of period	151,951,802	-	2,908

31/12/16	Balance at end of year	151,951,802		2,908

There are no options on issue at 31 December 2016.

Terms and Conditions of Issued Capital

Ordinary Shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on winding up of the Company in proportion to the number of shares held. On a show of hands each holder of ordinary shares present at a meeting in person or by proxy is entitled to one vote, and upon a poll each share is entitled to one vote.

15.	RESERVES

	2016 $000	2015 $000

Foreign currency translation reserve	(5,708)	(4,522)
Other reserve – common control acquisition	45,604	45,604
	39,896	41,082

(i)	Foreign currency translation reserve

This reserve is used to record the exchange differences arising on translation of foreign operations where the foreign operations functional currency is different from the Group’s presentation currency.

Movement in Foreign currency translation reserve

	2016 $000	2015 $000
Opening balance	(4,522)	-
Other comprehensive income	(1,186)	(4,522)
	(5,708)	(4,522)

36

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

(ii)	Other reserve – common control acquisition

During the period ended 31 December 2015, the Company completed the acquisition of the Kuayu Group of companies. After completion of the Group, the ultimate controlling party prior to the acquisition and the restructure of the group remained the ultimate controlling party of the group post-acquisition due to the interest it holds in Wonhe Multimedia Commerce Limited. Consequently, this transaction was deemed to be between entities under common control. As a ‘transaction between companies under common control’ the acquisition does not meet the definition of a business combination as per AASB 3 Business Combinations.

As a result, the Company has incorporated the assets and liabilities of the entities acquired at their pre-combination carrying amounts without fair value uplift. This accounting treatment is applied on the basis that there is no substantive economic change. No goodwill has been recorded as part of the transaction, instead, any difference between the cost of the transaction and the carrying value of the net assets acquired has been recorded in equity.

The other reserve is made up as follows: -

$000
Acquisition of Kuayu (a)	42,586
WONHE restructure (b)	3,018
45,604

(a)	The acquisition of Kuayu, as noted above, is accounted for as a transaction between entities under common control. Consequently, the excess of net assets over purchase consideration has been accounted for in equity. The amount recorded in the reserve on 3 August 2015 is made up as follows: -

$000
Cash and cash equivalents	74,784
Trade and other receivables	3,765
Inventory	7
Other assets	110
Plant and equipment	1,809
Non-current receivables	2,042
Deposit	23
Intangible assets	45
Trade and other payables	(33,782)
Loan from shareholders	(348)
Net assets	48,455
Purchase consideration paid	2
Excess of net assets over purchase consideration	48,453

Recognised as follows:

- Other reserve	42,586
- Statutory reserve	3,461
- Non-controlling interest	2,406
48,453

(b)	On 15 September 2015, one of the Company’s subsidiaries, Shengshihe, acquired all of the issued share capital of Shenzhen WONHE for a purchase consideration of RMB10,000 or AUD$2,131 and the VIE agreements terminated. Under the VIE agreements there existed 5% non-controlling interest. The WONHE restructure is another transaction between companies under common control, as the ultimate holding company of Shenzhen WONHE has remained unchanged.

The effect of the WONHE transaction on the financial position of the Group was as follows: -

$000
Carrying amount of NCI at 15 September 2015	3,020
Consideration paid to Non-Controlling interest	(2)
3,018

37

Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

16.	PARENT ENTITY INFORMATION

Information relating to Wonhe Multimedia Commerce Limited:

	2016 $000	2015 $000
Financial position

Current assets	2,525	3,096
Non – current assets	2	2
Total assets	2,527	3,098

Current liabilities	1,036	455
Non-current liabilities	-	-
Total liabilities	1,036	455
Net assets	1,491	2,643

Contributed equity	2,908	2,908
Reserves	-	-
Accumulated Losses	(1,417)	(265)
Total equity	1,491	2,643

Financial performance	Year ended 31 December 2016 $000	Period ended 31 December 2016 $000

Profit/(loss) for the period	(415)	(265)
Comprehensive income/(loss) for the period	(415)	(265)

The Company has not entered into any guarantees in respect to its controlled entities or associates.

Capital Commitments

There are no commitments for the acquisition of plant and equipment contracted for at the reporting date.

Finance Leases

There are no commitments in relation to finance leases.

Contingent Liabilities

The parent entity is not subject to any liabilities that are considered contingent upon events known at balance date.

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Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

17.	RELATED PARTY DISCLOSURES

(a)	Key Management Personnel Compensation

The aggregate compensation of the key management personnel of the entity is set out below:

	2016 $	2015 $

Short term employment benefits	288,499	61,622
Post-employment benefits	-	312
	288,499	61,934

Refer to the Remuneration Report in the Director’s Report for detailed compensation disclosures on key management personnel.

(b)	Group Companies

NAME OF ENTITY	COUNTRY OF INCORPORATION	PRINCIPAL ACTIVITY	2016%	2015%
Shenzhen WONHE	China	Sale of domestic and commercial routers	100	100
Shengshihe Consulting	China	Consulting	100	100
Kuayu International	China	No trading activity	100	100

(c)	Ultimate Parent Entity

The ultimate parent entity of the Group is WONHE High-Tech International, Inc., a company incorporated in the USA.

(d)	Related party transactions

Loans due to related parties are noted in note 13.

In addition, the parent entity has the following loan balances with related parties: -

	$000	$000

Amounts due from subsidiaries	2,186	-
Amounts payable to subsidiaries	-	(414)

The loan is at call and non-interest bearing. The loan is unsecured. The loan advanced at 31 December 2015 related to listing costs incurred by the parent entity and paid for by Shengshihe Consulting. During the current year $2.6million was advanced by the parent to the subsidiary.

During the prior period, the subsidiary met costs relating to the Initial Public Offering on behalf of the Company.

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Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

(e)	Significant Restrictions

Other than the following, there are no significant restrictions over the Group’s ability to access of use assets, and settle liabilities of the Group:

According to Chinese laws and regulations, if the Company needs to finance its Chinese operations in the future, it is able to provide funding by means of capital contributions to Shenzhen WONHE and/or loans to Shengshihe. These loans would be subject to applicable government registration and approval requirements.

In October 2005, the National Administration of Foreign Exchange published the Notice of Domestic Residents Financing through Specific Companies Overseas and Returned Investments of Foreign Exchange Administration Issues (Document 75), which came into operation on November 1, 2005. Under Document 75, PRC residents must apply for overseas foreign exchange investment clearance from the PRC Foreign Exchange Administration and Foreign Exchange Bureau in order to invest in specific types of overseas companies. While the Chinese shareholders in the Company have applied for, and received, approval for foreign investment under Document 75, there is no guarantee that such approval will not be restricted or lapse in the future.

Current Chinese regulations allow the Company’s China Subsidiaries to pay dividends to the Company, but this is subject to applicable regulatory requirements. In addition, the Company has no direct business operations in China, other than indirect ownership of subsidiaries, which may limit the payment of dividends to the Company.

Cash transfers from Chinese subsidiaries to their parent companies outside China are subject to government control of currency conversion, and the Company may receive the majority or all of its revenues in RMB. Under the current corporate structure of the WONHE group, the Company’s income is primarily derived from its Chinese Subsidiaries. Under existing Chinese foreign exchange regulations, payment of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currency without prior regulatory approval by complying with certain procedural requirements.

As profit and dividends are current account items, the profit and dividends generated in China may be paid to shareholders outside China without prior approval, as long as the Company complies with certain procedural requirements. However, the Chinese government also may, at its discretion, restrict access in the future to foreign currencies for current account transactions. If changes to the foreign exchange control system prevents the Company’s Chinese Subsidiaries from obtaining sufficient foreign currency to satisfy their currency demands, they may not be able to pay dividends in foreign (non-RMB) currencies to the Company.

Any inability to obtain the requisite approval for converting RMB into foreign currencies, any delays in obtaining such approval or future restrictions on currency exchange may restrict the ability of the Company’s China Subsidiaries to remit sufficient foreign currency to pay dividends or other payments to the Company, or otherwise satisfy its obligations.

The level of cash held by the Company’s PRC Subsidiaries was A$38.370 million (2015: A$46.594 million).

In addition, under PRC regulations, the Company’s operating subsidiary, Shenzhen WONHE, may pay dividends only out of its accumulated profits, determined in accordance with the accounting standards and regulations prevailing in the PRC (‘PRC GAAP’)

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Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

18.	REMUNERATION OF AUDITORS

Remuneration for audit and review of the financial reports of the parent entity or any entity in the Group:

	2016 $	2015 $
Auditors of the parent entity:
Auditing the financial report (a)	53,000	35,500
Non-audit services (b)	9,000	50,600
	62,000	86,100
Other auditors (c)
Auditing the financial report – subsidiary companies	-	27,412
Non-audit services - subsidiary companies	-	-
	62,000	113,512

(a)	HLB Mann Judd (“HLB”) are the auditors of Wonhe Multimedia Commerce Limited.
(b)	It is the Group’s policy to engage HLB on assignments additional to their statutory audit duties where HLB’s expertise and experience with the Group are important. These assignments relate principally to tax compliance advice.
(c)	Audit services provide by Wei, Wei & Co., LLP in relation to subsidiary company audits located in China and are charged to WONHE High-Tech International, Inc.

19.	CAPITAL MANAGEMENT

When managing capital, management's objective is to ensure the Group continues as a going concern as well as to maintain optimal returns to shareholders and benefits for other stakeholders. Management also aims to maintain a capital structure that ensures the lowest cost of capital available to the Group.

Management is constantly adjusting the capital structure to take advantage of favourable costs of capital or high returns on assets. As the market is constantly changing, management may change the amounts of dividends to be paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

During the year, management elected to pay a dividend of $0.004857 (0.4857 cents) per share, and subsequently announced a dividend of $0.005882 (0.5882cents) per share. The dividends equated to 10% of the net profit after tax of the Group. The Board determined this was an appropriate return for investors, whilst maintaining the Group’s capital for optimum use.

	2016	2015
	$000	$000
Loans from related parties	15,041	330
Trade and other payables	2,847	12,706
Total debt	17,888	13,036
Less cash and cash equivalents	(38,672)	(49,644)
Net debt/(cash)	(20,784)	(36,608)

Total equity	2,908	2,908
Total capital	67,677	53,018

The Group is not subject to any externally imposed capital requirements, with the exception of having to set aside 10% of profits in its Chinese subsidiaries (see note 2(s)) and the matters outlined in note 17(e).

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Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

20.	COMMITMENTS FOR EXPENDITURE

Capital Commitments

There are no commitments for the acquisition of plant and equipment contracted for at the reporting date. As at 31 December 2015, the capital commitments in respect of the now terminated Wireless Network Coverage Project in Beijing Area totalled AUD 68.736 million, with AUD 27.658 million due within less than 12 months.

Finance Leases

There are no commitments in relation to finance leases.

	2016 $000	2015 $000
Operating Leases - Premises

Non-cancellable operating leases contracted for but not capitalised in the financial statements:

Payable - minimum lease payments
- not later than 12 months	753	373
- between 12 months and 5 years	251	686
	1,004	1,059

21.	SEGMENT INFORMATION

Management views only one segment in the operation and treats the operation in terms of revenue and costs, as well as G&A expenses as a whole. Although the Company can breakdown the revenue from each type of product, as well as the direct costs associated with the purchase, management does not operate it as separate segments and therefore management considers that Segment reporting disclosure is not necessary for the Group based on the current operation model.

Geographic Information

All operating revenue is generated in China by the Group’s subsidiaries. All non-current assets are held within China.

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Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

22.	RECONCILIATION OF OPERATING PROFIT AFTER INCOME TAX TO NET CASH (OUTFLOW) FROM OPERATING ACTIVITIES

	Year ended 31 December 2016	Period ended 31 December 2015
	$000	$000

Operating (loss)/profit after income tax:	13,598	5,978

Depreciation and amortisation	280	204
Disposal of non-current assets	5
Non-cash finance cost	2,720	-

Change in net operating assets and liabilities:
Increase in trade receivables	(5,939)	(846)
(Increase)/Decrease in inventory	(2)	7
(Increase)/Decrease in prepayments	(21)	112
Decrease in security deposits	-	(1)
Decrease in prepaid income taxes	1,527	454
Increase/(decrease) in trade and other payables	(10,750)	(21,380)
Increase in tax liability	159	579
Net cash inflow/(outflow) from operating activities	1,577	(14,893)

There are no non-cash financing or investing activities.

23.	EARNINGS PER SHARE

	2016	2015
	CENTS	CENTS

Basic earnings per share	8.95	4.39
Diluted earnings per share	8.95	4.39

	$ 000	$ 000
Net (loss)/profit from continuing operations attributable to the Owners of Wonhe Multimedia Commerce Ltd used in calculation of basic and diluted earnings per share for.	13,598	5,978

	Number	Number
Basic
Weighted average number of ordinary shares outstanding during the year/period used in the calculation of basic earnings per share	151,951,802	135,947,028

Diluted
Weighted average number of ordinary shares and convertible redeemable cumulative preference shares outstanding and performance rights during the period used in the calculation of basic earnings per share	151,951,802	135,947,028

Information Concerning the Classification of Securities

(a)	Ordinary shares held in escrow:

No ordinary shares were held in escrow during the respective financial periods, or in the period to the date of these financial statements.

(b)	Potential ordinary shares:

There were no options or other forms of potential shares on issue at 31 December 2016 (31 December 2015: Nil).

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Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the year ended 31 December 2016

24.	DIVIDENDS

Distributions paid	2016 $000	2015 $000
Current year interim dividend paid on 31 October 2016:
Unfranked dividend on income shares of 0.4857 cents per share	738	-
Dividends proposed but not recognised as a liability, payable on 31 May 2017:
Unfranked dividend on income shares of 0.5882 cents per share	894	-

Franking credit balance	Parent	Parent
The amount of franking credits available for the subsequent financial year are:	2016 $’000	2015 $’000
● Franking account balance at the end of the financial year	-	-

25.	EVENTS OCCURRING AFTER REPORTING DATE

Dividend

On 1 March 2017, the Company announced that it would be paying a dividend of 0.5882 cents per share, to be paid on 31 May 2017.

Other

Other than the above, the Board is not aware of any matter or circumstance not otherwise dealt with in these financial statements that has significantly or may significantly affect the operation of the Group, the results of those operations, or the state of affairs of the Group in subsequent financial years.

26.	CONTINGENT LIABILITIES

There are no matters which the Group consider would result in a contingent liability as at the date of this report.

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Wonhe Multimedia Commerce Limited

Directors’ Declaration

1.	In the opinion of the Directors of Wonhe Multimedia Commerce Limited (the “Company”):

(a)	The financial report of the Group is in accordance with the Corporations Act 2001, including:

i.	Giving a true and fair view of the Group’s financial position as at 31 December 2016 and of its performance for the year ended on that date; and

ii.	Complying with the Accounting Standards, the Corporations Regulations 2001 and other mandatory professional reporting requirements;

(b)	there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable;

2.	The financial statements and notes comply with International Financial Reporting Standards as issued by the International Accounting Standards Board, as described in Note 1(a) to the financial statements; and

3.	This declaration has been made after receiving the declarations required by section 295A of the Corporations Act 2001 from the Chief Executive Officer and the Chief Financial Officer for the financial year ended 31 December 2016.

Signed in accordance with a resolution of the Directors made pursuant to section 295(5) of the Corporations Act 2001. This declaration is made in accordance with a resolution of the Directors.

/s/ Francesco Cannavo

Francesco Cannavo

Director

3 April 2016

Melbourne

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Wonhe Multimedia Commerce Limited

Independent Auditors’ Report

Independent Auditor’s Report to the Members of WONHE Multimedia Commerce Limited

REPORT ON THE AUDIT OF THE FINANCIAL REPORT

Opinion

We have audited the financial report of WONHE Multimedia Commerce Limited (“the Company”) and its controlled entities (“the Group”), which comprises the consolidated statement of financial position as at 31 December 2016, the consolidated statement of profit or loss and other comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies, and the directors’ declaration.

In our opinion, the accompanying financial report of the Group is in accordance with the Corporations Act 2001, including:

a)	giving a true and fair view of the Group’s financial position as at 31 December 2016 and of its financial performance for the year then ended; and

b)	complying with Australian Accounting Standards and the Corporations Regulations 2001.

Basis for Opinion

We conducted our audit in accordance with Australian Auditing Standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Report section of our report. We are independent of the Group in accordance with the auditor independence requirements of the Corporations Act 2001 and the ethical requirements of the Accounting Professional and Ethical Standards Board’s APES 110 Code of Ethics for Professional Accountants (“the Code”) that are relevant to our audit of the financial report in Australia. We have also fulfilled our other ethical responsibilities in accordance with the Code.

We confirm that the independence declaration required by the Corporations Act 2001, which has been given to the directors of the Company, would be in the same terms if given to the directors as at the time of this auditor’s report.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key Audit Matters

Key audit matters are those matters that, in our professional judgement, were of most significance in our audit of the financial report of the current period. These matters were addressed in the context of our audit of the financial report as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

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Wonhe Multimedia Commerce Limited

Independent Auditors’ Report

Key Audit Matter	How our audit addressed the key audit matter

Recoverability of Loans Advanced

Refer to Note 9 ‘Loans Advanced’

At 31 December 2016 the Group’s consolidated statement of financial position included loans advanced of $32.444 million, which arose on the agreement entitled “Wireless Network Coverage Project in Beijing Area” with Guangdong Kesheng Enterprise Co., Ltd (“Guangdong Kesheng”) being varied during December 2016.

As at 31 December 2016, the Group’s net assets totalled $64.976 million compared to its market capitalization of $22.792 million, which is an impairment indicator.

Management’s assessment of the recoverability of the balance owing as at 31 December 2016 involved the exercise of significant judgements in considering amongst others, the following factors :

●       assessing the legal enforceability of the agreement;

●      checking for indications of the debtor experiencing significant financial difficulty, default or delinquency in interest or principal payments;

●      checking for indications that the debtor will enter bankruptcy or other financial reorganisation;

●      checking for changes in arrears or economic conditions that correlate with defaults.

We therefore focused on the recoverability of the balance in question because the significant judgement exercised as outlined in notes 2 and 9 of the financial statements.

We performed the following procedures, amongst others, in testing management’s assessment of the recoverability of the balance in question:

●      reviewed management’s assessment of the legal enforceability of the agreement and consideration of the impairment indicators;

●      reviewed the agreement executed between Shenzhen WONHE Technology Co., Ltd (“Shenzhen WONHE”) and Guangdong Kesheng to ensure that the amount recognized at year end was in accordance with the terms and conditions of the agreement;

●      assessed the appropriateness of the discount rate used to factor in the risk associated with non-performance against the repayment schedule by Guangdong Kesheng;

●      reviewed the adopted current vs non- current classification of the balance in question against the terms and conditions of the agreement; and

●      assessed if the Group’s adopted disclosures met with the requirements of applicable Australian Accounting Standards.

Information Other than the Financial Report and Auditor’s Report Thereon

The directors are responsible for the other information. The other information comprises the information included in the Group’s annual financial report for the year ended 31 December 2016, but does not include the financial report and our auditor’s report thereon.

Our opinion on the financial report does not cover the other information and accordingly we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial report, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial report or our knowledge obtained in the audit or otherwise appears to be materially misstated.

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Wonhe Multimedia Commerce Limited

Independent Auditors’ Report

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of the Directors for the Financial Report

The directors of the Company are responsible for the preparation of the financial report that gives a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001 and for such internal control as the directors determine is necessary to enable the preparation of the financial report that gives a true and fair view and is free from material misstatement, whether due to fraud or error.

In preparing the financial report, the directors are responsible for assessing the ability of the Group to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the Group or to cease operations, or have no realistic alternative but to do so.

Auditor’s Responsibilities for the Audit of the Financial Report

Our objectives are to obtain reasonable assurance about whether the financial report as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Australian Auditing Standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of this financial report.

As part of an audit in accordance with the Australian Auditing Standards, we exercise professional judgement and maintain professional scepticism throughout the audit. We also:

●	Identify and assess the risks of material misstatement of the financial report, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by the directors.

●	Conclude on the appropriateness of the directors’ use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial report or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

●	Evaluate the overall presentation, structure and content of the financial report, including the disclosures, and whether the financial report represents the underlying transactions and events in a manner that achieves fair presentation.

●	Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the financial report. We are responsible for the direction, supervision and performance of the Group audit. We remain solely responsible for our audit opinion.

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Wonhe Multimedia Commerce Limited

Independent Auditors’ Report

We communicate with the directors regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the directors with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with the directors, we determine those matters that were of most significance in the audit of the financial report of the current period and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

REPORT ON THE REMUNERATION REPORT

Opinion on the Remuneration Report

We have audited the Remuneration Report included in pages 6 to 13 of the directors’ report for the year ended 31 December 2016.

In our opinion, the Remuneration Report of WONHE Multimedia Commerce Ltd for the year ended 31 December 2016 complies with section 300A of the Corporations Act 2001.

Responsibilities

The directors of the Company are responsible for the preparation and presentation of the Remuneration Report in accordance with section 300A of the Corporations Act 2001. Our responsibility is to express an opinion on the Remuneration Report, based on our audit conducted in accordance with Australian Auditing Standards.

HLM Mann Judd	Jude Lau
HLB Mann Judd	Jude Lau
Chartered Accountants	Partner

Melbourne

3 April 2017

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Wonhe Multimedia Commerce Limited

Shareholder Information

The shareholder information set out below was applicable as at 29 March 2017.

A.	Distribution of Equity Securities

Analysis of numbers of equity security holders by size of holding:

SPREAD OF HOLDINGS	NUMBER OF HOLDERS	NUMBER OF UNITS	% OF TOTAL ISSUED CAPITAL
1 - 1,00	3	53	0.00
101 - 1,000	9	7,169	0.01
1,001 - 10,000	183	1,489,193	0.98
10,001 - 100,000	160	6,255,952	4.12
100,001 and over	36	144,199,435	94.89
TOTAL	391	151,951,802	100.00

The number of shareholders with less than a marketable parcel is 34.

B.	Equity Security Holders

Twenty largest quoted equity security holders.

The names of the twenty largest holders of quoted equity securities are listed below:

NAME	ORDINARY SHARES NUMBER HELD	% OF ISSUED SHARES
WORLD WIN INTERNATIONAL HOLDING LTD	81,000,000	53.31
WONHE INTERNATIONAL HOLDINGS GROUP CO LTD	33,750,000	22.21
DONGHE GROUP LTD	9,450,000	6.22
HUILI CHEN	6,750,000	4.44
BEIJING RUIHUA FUTURE INVESTMENT MANAGEMENT CO LTD	4,050,000	2.67
MR RONGSEN WANG + MR DAQI CUI	804,000	0.53
MR RINO PASQUALE PISANO	781,000	0.51
BIDDLE PARTNERS PTY LTD <BIDDLE SUPER FUND A/C>	470,000	0.31
ABN AMRO CLEARING SYDNEY NOMINEES PTY LTD <CUSTODIAN A/C>	456,200	0.30
MR WUXUAN LIAO	400,000	0.26
MS QINGWEI WANG	398,000	0.26
MR LUKUN HUANG	390,000	0.26
LUGARD PTY LTD	375,000	0.25
HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED	367,739	0.24
MS CHUNXIAN JIN	300,000	0.20
MR XINMIN LAN	300,000	0.20
LOFTUS GROUP LIMITED	300,000	0.20
MS YU LUO	300,000	0.20
MS JUANJUAN MA	300,000	0.20
MS HONG OUYANG	300,000	0.20

As at 29 March 2017, the 20 largest shareholders held ordinary shares representing 92.95% of the issued share capital.

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Wonhe Multimedia Commerce Limited

Shareholder Information

Substantial Shareholders

Substantial holders in the Company are set out below:

NAME	NUMBER OF SHARES HELD	%

WORLD WIN INTERNATIONAL HOLDING LTD	81,000,000	53.31
WONHE INTERNATIONAL HOLDINGS GROUP CO LTD	33,750,000	22.21
DONGHE GROUP LTD	9,450,000	6.22

C.	Voting Rights

The voting rights attached to ordinary shares are set out below:

On a show of hands every member present at a meeting in person or by proxy shall have one vote and upon a poll each share shall have one vote.

D.	Use of Cash

Cash and assets readily convertible to cash held by the Company at the time of admission to the Australian Stock Exchange are being used in a way consistent with its business objectives as set out in the listing prospectus.

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Wonhe Multimedia Commerce Limited

Corporate Directory

Board of Directors
Mr Qing Tong	(Executive Chairman)
Mr Nanfang (Jack) Tong	(Executive Director)
Mr Jun Lin	(Non-Executive Director)
Mr Raymond Lim	(Non-Executive Director)
Mr Francesco Cannavo	(Non-Executive Director)

Company Secretary
Mr Justyn Stedwell

Registered Office
Suite 3, 35 Toorak Road
South Yarra, VIC 3141, AUSTRALIA
Telephone: +61 3 9041 6663

Principal Place of Business
Shenzhen WONHE
25th Floor, West Bank International Business Building
No. 19 of Haixiu Road, Xin’an Subdistrict
Baoan District, Shenzhen, PRC

Web: www.wonhe.com.au

Postal Address
PO Box 8045
South Yarra, VIC 3141 AUSTRALIA

Share Registry
Computershare Investor Services Pty Ltd
Yarra Falls, 452 Johnston Street
Abbotsford, VIC 3067, AUSTRALIA
Telephone: +61 3 9415 5000

Auditor
HLB Mann Judd
Level 9, 575 Bourke Street
Melbourne VICTORIA 3000 AUSTRALIA

Stock Exchange Listing
Wonhe Multimedia Commerce Limited shares are listed on the Australian Securities Exchange, code WMC.

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